1 AGREEMENT AND PLAN OF MERGER BY AND AMONG BIGBEAR.AI HOLDINGS, INC., ATLAS 2025 MERGER SUB INC., ASK SAGE, INC. AND SHAREHOLDER REPRESENTATIVE SERVICES LLC Dated as of November 10, 2025

ii SECTION 1 DEFINITIONS AND INTERPRETATIONS ....................................................... 3 1.1 Certain Definitions ................................................................................................... 3 1.2 Interpretation .......................................................................................................... 24 SECTION 2 THE MERGER ..................................................................................................... 25 2.1 Merger .................................................................................................................... 25 2.2 Closing .................................................................................................................... 25 2.3 Effective Time ........................................................................................................ 26 2.4 Effect of the Merger ............................................................................................... 26 2.5 Certificate of Incorporation and Bylaws ................................................................ 26 2.6 Directors and Officers ............................................................................................ 26 SECTION 3 EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT CORPORATIONS ................................................................. 26 3.1 Effect on Capital Stock ........................................................................................... 26 3.2 Dissenting Holders ................................................................................................. 29 3.3 Company Options; Company RSUs ....................................................................... 29 3.4 Payment of the Merger Consideration .................................................................... 30 3.5 Purchase Price Adjustment ..................................................................................... 34 3.6 Additional Closing Transactions ............................................................................ 37 3.7 Further Action ........................................................................................................ 37 3.8 Certain Adjustments ............................................................................................... 37 SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............. 37 4.1 Organization and Good Standing; Organizational Documents; Directors and Officers ................................................................................................................... 37 4.2 Capitalization .......................................................................................................... 38 4.3 No Subsidiaries ....................................................................................................... 39 4.4 Company Equity Awards ....................................................................................... 40 4.5 Authority; No Conflict. .......................................................................................... 40 4.6 Consents ................................................................................................................. 41 4.7 Vote Required ......................................................................................................... 41 4.8 Absence of Changes ............................................................................................... 41 4.9 Financial Statements ............................................................................................... 41 4.10 Absence of Undisclosed Liabilities; Indebtedness ................................................. 42 4.11 Accounts Receivable .............................................................................................. 42 4.12 Taxes ...................................................................................................................... 42 4.13 Property and Sufficiency ........................................................................................ 44

iii 4.14 Environmental Matters ........................................................................................... 45 4.15 Material Contracts .................................................................................................. 46 4.16 Certain Relationships and Related Transactions .................................................... 48 4.17 Insurance ................................................................................................................ 48 4.18 Intellectual Property ............................................................................................... 49 4.19 Privacy and Data Security ...................................................................................... 52 4.20 Benefit Plans ........................................................................................................... 54 4.21 Personnel ................................................................................................................ 55 4.22 Litigation ................................................................................................................ 56 4.23 Compliance with Instruments; Laws ...................................................................... 57 4.24 Banking Relationships; Powers of Attorney .......................................................... 58 4.25 Company Names .................................................................................................... 58 4.26 Brokers and Finders ................................................................................................ 58 4.27 Anti-Takeover Statute Not Applicable ................................................................... 59 4.28 Customers; Suppliers .............................................................................................. 59 4.29 Government Contracts. ........................................................................................... 59 4.30 No Other Representations or Warranties ................................................................ 60 SECTION 5 REPRESENTATIONS AND WARRANTIES BY PARENT AND MERGER SUB ..................................................................................................... 61 5.1 Organization and Standing ..................................................................................... 61 5.2 Authority for Agreement; No Conflict ................................................................... 61 5.3 Valid Issuance; Sufficient Cash on Hand ............................................................... 62 5.4 Legal Proceedings .................................................................................................. 62 5.5 Brokers and Finders ................................................................................................ 62 5.6 Litigation ................................................................................................................ 62 5.7 Compliance with Law ............................................................................................ 63 5.8 Parent Shares. ......................................................................................................... 63 5.9 CFIUS No Foreign Person ..................................................................................... 63 5.10 No Other Representations and Warranties ............................................................. 63 SECTION 6 COVENANTS ....................................................................................................... 64 6.1 Ordinary Course ..................................................................................................... 64 6.2 Information Statement ............................................................................................ 68 6.3 Access to Information ............................................................................................ 68 6.4 Public Disclosure .................................................................................................... 68 6.5 Director and Officer Indemnification ..................................................................... 69

6.6	Regulatory Filings; Exchange of Information; Notification; Reasonable Efforts	70
6.7	Post-Closing Benefits	72
6.8	No-Shop	73
6.9	Takeover Laws	74
6.10	R&W Insurance Policy	74
6.11	Bank Accounts	74
6.12	Electronic Data Room	74
6.13	Termination of Affiliate Contracts	74
6.14	NYSE Listing	75
6.15	Section 280G	75
SECTION 7	**CONDITIONS TO CLOSING; CLOSING DELIVERIES; TERMINATION**	**75**
7.1	Conditions to Closing	75
7.2	Closing Deliveries of the Company	77
7.3	Closing Deliveries of Parent	78
7.4	Termination Prior to the Effective Time	78
7.5	Notice of Termination; Effect of Termination	79
SECTION 8	**SURVIVAL**	**80**
8.1	No Survival	80
SECTION 9	**FEES AND EXPENSES**	**80**
9.1	General	80
SECTION 10	**NO RECOURSE**	**80**
10.1	No Recourse	80
SECTION 11	**TAXES.**	**81**
11.1	Tax Document Retention and Cooperation	81
11.2	Transfer Taxes	81
11.3	Straddle Periods	81
11.4	Income Tax Refunds	81
11.5	Interim Period Tax Returns	82
SECTION 12	**SECURITYHOLDERS' REPRESENTATIVE**	**82**
12.1	Powers of the Securityholders' Representative	82
SECTION 13	**RELEASE**	**84**
13.1	Release	84
13.2	Specific Term of Agreement	85

iv

v SECTION 14 MISCELLANEOUS ........................................................................................... 85 14.1 Notices .................................................................................................................... 85 14.2 Successors and Assigns .......................................................................................... 86 14.3 Severability ............................................................................................................. 87 14.4 Third Parties ........................................................................................................... 87 14.5 Governing Law; Submission to Jurisdiction .......................................................... 87 14.6 Waiver of Jury Trial ............................................................................................... 88 14.7 Specific Performance ............................................................................................. 88 14.8 Entire Agreement, Not Binding Until Executed .................................................... 88 14.9 Waiver of Conflicts; Privilege ................................................................................ 88 14.10 Amendments; No Waiver ....................................................................................... 90

vi EXHIBITS Company Stockholder Written Consent Exhibit A Form of Restrictive Covenant Agreements (Individuals) Exhibit B-1 Form of Restrictive Covenant Agreements (Sponsors) Exhibit B-2 Accounting Principles Exhibit C Form Letter of Transmittal Exhibit D Form of Lock-Up Agreement Exhibit E Net Working Capital Schedule Exhibit F Certificate of Merger Exhibit G Company Securityholder Schedule Exhibit H Employment Offer Letter Exhibit I

1 AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of November 10, 2025, by and among BigBear.ai Holdings, Inc., a Delaware corporation (“Parent”), Atlas 2025 Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned direct subsidiary of Parent, Ask Sage, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative of the Company Securityholders (the “Securityholders’ Representative”). Each of Parent, Merger Sub, the Company and the Securityholders’ Representative are referred to herein individually as a “Party” and collectively as the “Parties”. Each capitalized term used in this Agreement has the meaning set forth in Section 1.1. WHEREAS, Parent, Merger Sub and the Company intend to effectuate a merger (the “Merger”) of Merger Sub with and into the Company, with the Company as the Surviving Corporation and a wholly-owned subsidiary of Parent, in accordance with the terms and conditions of this Agreement and the DGCL. WHEREAS, the board of directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth in this Agreement, (a) determined that this Agreement and the Transactions, including the Merger, are advisable, (b) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (c) approved and adopted this Agreement and the Transactions, including the Merger and (d) determined to recommend that the Company Stockholders approve and adopt this Agreement and approve each of the Transactions, including the Merger. WHEREAS, promptly following the execution and delivery of this Agreement, the Company will deliver to Parent and Merger Sub written consents of certain Company Stockholders (each, a “Consenting Stockholder”) substantially in the form attached as Exhibit A (the “Company Stockholder Written Consent”), which consent constitutes the Requisite Stockholder Approval, in accordance with the Company Charter, the Company Bylaws and the applicable provisions of the DGCL. WHEREAS, the board of directors of Merger Sub has, upon the terms and subject to the conditions set forth in this Agreement, (a) determined that this Agreement and the Transactions, including the Merger, are advisable, (b) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of Merger Sub and its sole stockholder and (c) approved and adopted this Agreement and the Transactions, including the Merger. WHEREAS, the sole stockholder of Merger Sub has approved and adopted this Agreement and the Transactions, including the Merger, in accordance with the terms and conditions of this Agreement and the DGCL. WHEREAS, the board of directors of Parent have approved this Agreement and the issuance of shares of Parent Common Stock in the event Parent provides notice of a Stock Election, as set forth herein. WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement,

2 (a) Nicolas Chaillan is entering into a Proprietary Information and Inventions Agreement acknowledgment letter with the Company, effective as of the date hereof (the “Chaillan PIIA Addendum”), (b) certain Securityholders of the Company are entering into Restrictive Covenant Agreements with Parent and the Company (the “Restrictive Covenant Agreements”) substantially in the form attached as Exhibit B-1 or Exhibit B-2, as applicable, and (c) Nicolas Chaillan is entering into an Offer Letter with Parent substantially in the form attached as Exhibit I, in each case effective as of the Closing. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements in this Agreement contained, and intending to be legally bound by this Agreement, the Parties agree as follows:

3 SECTION 1 DEFINITIONS AND INTERPRETATIONS Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings: “280G Approval” shall have the meaning specified in Section 6.15. “Accounting Firm” shall mean Houlihan Lokey (or if Houlihan Lokey cannot or will not serve under Section 3.5), such other nationally recognized accounting firm reasonably acceptable to Parent and the Securityholders’ Representative. “Accounting Principles” means the accounting methods, practices, principles, policies, procedures, classifications, judgments, estimations and methodologies set forth on Exhibit C. “Accrued Income Taxes” shall mean an amount (which shall not be less than zero with respect to any Tax imposed in any jurisdiction) equal to the unpaid income Taxes of the Company for any Tax period (or portion thereof) ending on or prior to the Closing Date for which an originally filed Tax Return reporting such income Taxes has not yet been filed as of the Closing Date (or for which a Tax Return has been filed but all Tax liabilities shown thereon have not yet been paid prior to the Reference Time), in those jurisdictions where the Company has historically filed Tax Returns (or in which the Company is required to begin filing as a result of any new activity, nexus or change in Tax Law in such Tax period); provided that such Taxes shall (a) be computed consistent with past practice of the Company (including reporting positions, elections and accounting methods) for preparing such Tax Returns, except as a result of any change in applicable Tax Law or circumstance of the Company, (b) with respect to any Straddle Period, in accordance with the principles set forth in Section 11.3 and the immediately succeeding clause (c), (c) as of the end of the Closing Date after giving effect to the Transactions and taking into account any Transaction Tax Deductions to the extent at least “more likely than not” deductible by the Company in such Tax period (or portion thereof) ending on or prior to the Closing Date, (d) exclude any Taxes attributable to transactions taken on the Closing Date after the Closing that are outside of the ordinary course of business, (e) exclude any Taxes attributable to any voluntary disclosure programs or initiatives initiated by the Company after the Closing, any voluntary amendments to any Tax Returns made by the Company after the Closing or any retroactive elections (including, without limitation, any election under Sections 336 or 338 of the Code) made by the Company after the Closing, (f) include any net operating loss and any net operating loss carryforward of the Company that are attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date solely to the extent such amounts actually reduce, or are reasonably available to reduce, cash Tax liabilities of the Company in the relevant jurisdiction for the relevant Tax period, (g) exclude deferred Tax assets and liabilities, (h) exclude any liabilities, accruals or reserves for contingent Taxes or uncertain Tax positions, (i) include any adjustment (positive or negative) under Section 481 of the Code (or any similar or corresponding state, local or non-U.S. Legal Requirement) as a result of any change in accounting method of the Company during or with respect to a Pre-Closing Period (regardless of when such income is recognized for tax purposes) calculated in accordance with the filing prepared in accordance with Section 6.1(c), (j) including any Taxes of the Company with respect to prepaid amounts or deferred revenues received by the Company in any Pre-Closing Tax Period as though such amounts were included

4 in taxable income in Pre-Closing Tax Period, and (k) include any estimated payments or overpayments of Taxes made prior to the Reference Time solely to the extent such amounts actually reduce, or are reasonably available to reduce, cash Tax liabilities of the Company in the relevant jurisdiction for the relevant Tax period. The Parties agree that 70% of any success-based fees paid by the Company in connection with the Transactions shall be deductible in the taxable period (or portion thereof) ending on the Closing Date under Rev. Proc. 2011-29. “Acquisition Proposal” with respect to the Company, shall mean any offer, inquiry, indication of interest, or proposal relating to any transaction or series of related transactions involving: (a) the sale, license, lease, transfer, disposition, or acquisition of all or a material portion of (excluding non-exclusive licensing of the Company’s products or services in the ordinary course of business) the business or assets of the Company; (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than (A) Company Common Stock issued upon the exercise of Company Options, (B) Company Options issued in accordance with the terms of this Agreement, or (C) Company Common Stock issued upon conversion of any shares of Company Preferred Stock outstanding as of the date of this Agreement), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than Company Options issued in accordance with the terms of this Agreement) or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company (other than Company Options issued in accordance with the terms of this Agreement); (c) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving the Company; (d) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; or (e) any combination of the foregoing; provided, however, that the Transactions shall not be deemed an Acquisition Proposal. “Actions” shall have the meaning specified in Section 4.22. “Active Government Contract” means any Government Contract to which the Company is currently a party or has not received final payment prior to the date hereof. “Additional Base Purchase Price” shall mean (a) if Parent has provided notice of a Stock Election and (i) the 20-trading day volume-weighted average price of Parent Common Stock immediately prior to the Closing Date (the “20-day VWAP”) is greater than $6.345 but less than $7.05 per share, a number of shares of Parent Common Stock equal to $110,000,000 divided by the 20-day VWAP valued at a price per share equal to such 20-day VWAP, (ii) if the 20-day VWAP is less than or equal to $6.345 per share, 17,336,485 shares of Parent Common Stock

5 valued at a price per share equal to $6.345 per share, and (iii) if the 20-day VWAP is greater than or equal to $7.05 per share, 15,602,837 shares of Parent Common Stock valued at a price share equal to such 20-day VWAP (the applicable amount of shares of Parent Common Stock, the “Parent Common Stock Amount”); and (b) if Parent has provided notice of a Cash Election in accordance with Section 3.4(a), an amount equal to $110,000,000. “Adjustment Escrow Amount” shall mean an amount equal to $4,000,000. “Adjustment Escrow Fund” shall mean the Adjustment Escrow Amount withheld in accordance with Section 3.1(c), and if applicable, any earnings including interest on the Adjustment Escrow Amount. “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. “Aggregate Option Exercise Price” shall mean the aggregate of the exercise prices of all Vested Company Options outstanding as of immediately prior to the Closing. “Agreement” shall have the meaning specified in the Preamble hereto. “AI Input” means any materials of any nature (including data, text, numbers, images, photos, graphics, video, audio, or computer codes) used to develop, train, pre-train, refine, fine tune, distill, validate, test, or improve any AI Technology or otherwise Processed by any AI Technologies. “AI Output” means any output, content, decision, prediction, recommendation or other information that is generated or output by any AI Technologies. “AI Technologies” means, in addition to any definition for “artificial intelligence” or “artificial intelligence system” or any similar term under applicable Legal Requirements, engineered or machine based techniques, models and technologies (including Software) that can mimic human intelligence or infer from any input received how to generate outputs such as predictions, content, recommendations or decisions, and that may influence physical or virtual environments, including (i) deep learning, machine learning, natural language processing (or large language models), automation and other artificial intelligence models or technologies, or (ii) Software, or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering) or reinforcement learning. For clarity, AI Technologies includes Generative AI Tools. “Anti-Corruption Laws” means: all laws, rules and regulations relating to bribery or corruption, including: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); (b) the UK Bribery Act 2010; (b) the anti-corruption laws of the country of incorporation of the Company; and (c) any other applicable anti-corruption or anti-bribery laws.

6 “Audit” shall mean any audit, assessment, claim, examination, or other inquiry relating to Taxes by any Tax Authority or any judicial or administrative proceeding relating to Taxes. “Balance Sheet” shall have the meaning specified in Section 4.9. “Base Cash Purchase Price” shall mean an amount equal to $140,000,000. “Business Day” shall mean any day that is not a Saturday or a Sunday, on which national banking institutions in Arlington, Virginia and New York, New York are open to the public for conducting business and are not required by Legal Requirement to close. “Business Intellectual Property” shall have the meaning specified in Section 4.18(b). “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and any similar legislation, executive order or executive memo enacted relating to the COVID-19 pandemic, as well as any applicable guidance issued thereunder or relating thereto (including IRS Notice, 2021-11, IRS Notice 2020-65, and the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing Covid-19 Disaster, dated August 8, 2020), and any subsequent legislation intended to address the consequences of the COVID-19 pandemic, including the Consolidated Appropriation Act, 2021. “Carta” shall mean eShares, Inc. (dba Carta, Inc.), provider of cloud-based cap table management service. “Cash Election” shall have the meaning specified in Section 3.4(a). “Certificate of Merger” shall have the meaning specified in Section 2.3. “Chaillan PIIA Addendum” shall have the meaning specified in the Recitals hereto. “Closing” shall have the meaning specified in Section 2.2. “Closing Date” shall have the meaning specified in Section 2.2. “Closing Date Company Cash Balance” shall mean the Company Cash Balance as of the Closing; provided that Closing Date Company Cash Balance shall be deemed not to include any amounts paid or payable to satisfy any Company Debt or Company Transaction Expenses, or as a permitted dividend or distribution by the Company, if any, in each case, in connection with the Closing. “Closing Date Company Debt” shall mean the total Company Debt as of the Closing. “Closing Date Net Working Capital” shall mean the Net Working Capital as of the Reference Time. “Closing Date Statement” shall have the meaning specified in Section 3.5(b). “Code” shall mean the Internal Revenue Code of 1986.

7 “Company” shall have the meaning specified in the Preamble hereto. “Company 401(k) Plan” shall have the meaning specified in Section 6.7(b). “Company Board” shall have the meaning specified in the Recitals. “Company Book-Entry Share” shall mean a book-entry share of the Company maintained on Carta. “Company Bylaws” shall mean the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement. “Company Cash Balance” shall mean the sum, without duplication, of all cash and cash equivalents of the Company, and all marketable U.S. Treasury bills, notes and bonds held by the Company, in each case, to the extent convertible to unrestricted cash within 90 days, (a) excluding the aggregate amount of all outstanding but uncleared checks, initiated but not yet completed outgoing wire transfers, or other payment orders or instructions made or given by the Company, (b) including (i) the aggregate amount of any inbound wire transfers and (ii) checks reflected as deposited in the applicable Company bank account and (c) excluding any cash and cash equivalents of the Company to the extent not freely useable by Parent because it is subject to restrictions (including on dividends), limitations, repatriation costs, or taxes on use or distribution by Contract, Legal Requirements or otherwise, including cash deposits, cash held in escrow accounts, and any other restricted cash, including deposits under any leases. “Company Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company in effect on the date of this Agreement. “Company Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company. “Company Debt” shall mean the aggregate amount of all Indebtedness of the Company. “Company Equity Plan” shall mean the Company’s 2023 Stock Option and Grant Plan, as amended, modified, supplemented or restated from time to time. “Company Fully-Diluted Shares” shall mean the sum, without duplication, of (a) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Closing, plus (b) the aggregate number of shares of Company Common Stock issuable upon the exercise of Vested Company Options issued and outstanding immediately prior to the Closing, plus (c) the aggregate number of shares of Company Preferred Stock issued and outstanding immediately prior to the Closing on an as-converted to Company Common Stock basis plus (d) the aggregate number of shares of Company Common Stock underlying Vested Company RSUs issued and outstanding immediately prior to the Closing. “Company Fundamental Representations” shall mean the representations and warranties set forth in Section 4.1 (Organization and Good Standing of the Company; Company Organizational Documents; Company Directors and Officers), Section 4.2 (Capitalization), Section 4.3 (Company Subsidiaries), Section 4.5 (Authority; No Conflict) (other than Section

8 4.5(c)(ii)-(iv)), Section 4.7 (Vote Required), Section 4.16 (Certain Relationships and Related Transactions) and Section 4.26 (Brokers and Finders; Existing Discussions). “Company Intellectual Property” shall mean any and all Intellectual Property owned or purported to be owned by the Company, including all Company Software. “Company IP Agreements” shall have the meaning specified in Section 4.18(j). “Company IT Assets” shall mean any and all IT Assets owned or purported to be owned by the Company, or licensed or controlled by the Company and used, in the business of the Company. “Company Option” shall mean an option to acquire a share of Company Common Stock granted under the Company Equity Plan or otherwise. “Company Option Consideration” shall have the meaning specified in Section 3.3(a). “Company Optionholder” shall mean the holders of the Company Options. “Company Organizational Documents” shall mean the Company Charter and the Company Bylaws. “Company Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), any other bonus, profit sharing, compensation, pension, retirement, “401(k),” severance, savings, deferred compensation, material fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock appreciation right, stock purchase, restricted stock, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, individual consulting, executive compensation, incentive, commission, retention, change in control or other material plan, agreement, policy, trust, fund or arrangement (whether insured or self-insured) providing compensation or benefits for the benefit of current or former employees, officers, directors, or individual consultants of the Company (or the dependents and beneficiaries thereof), which is maintained, sponsored or contributed to by the Company or to which the Company is a party, or to which the Company has or may reasonably expect to have any Liability. For the avoidance of doubt, each Employment Agreement shall be a Company Plan. “Company Preferred Stock” shall mean the preferred stock, par value $0.0001 per share, of the Company. “Company Representative” shall have the meaning specified in Section 4.23(b). “Company RSU” shall mean a restricted stock unit that represents the right to receive one share of Company Stock granted under the Company Equity Plan or otherwise. “Company RSU Consideration” shall have the meaning specified in Section 3.3(c). “Company Securities” shall mean Company Stock, Company RSUs, Company Options and all other issued and outstanding equity securities of or interests in the Company, including

9 securities convertible into, or exercisable or exchangeable for, any equity securities of the Company. “Company Securityholder Schedule” shall have the meaning specified in Section 3.4(b). “Company Securityholders” shall mean the holders of Company Securities. “Company Software” shall mean any and all Software owned or purported to be owned by the Company. “Company Stock” shall mean shares of the Company Common Stock and the Company Preferred Stock. “Company Stockholder Written Consent” shall have the meaning specified in the Recitals hereto. “Company Stockholders” shall mean the holders of the Company Stock. “Company Transaction Expenses” shall mean, to the extent unpaid as of immediately prior to the Closing and not included in the calculation of Closing Date Net Working Capital, without duplication, (a) all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, investment bankers or other representatives) incurred by the Company through the Closing or otherwise payable by the Company in connection with the negotiation of this Agreement and the other Transaction Documents and the consummation of the Transactions and (b) any payments or benefits, including retention, transaction or change in control bonuses, payable by the Company to any current or former employee or other service provider of the Company to the extent resulting from the consummation of the transactions contemplated by this Agreement, including any modified “single trigger” payments or benefits (i.e., payments or benefits that are due because the transactions contemplated by this Agreement give such employee or service provider the right to resign and collect such payment or benefit), plus the employer portion of any payroll, social security, employer health, unemployment, similar or other Taxes incurred (i) in respect of such payments or benefits or (ii) payments due to the holders of Company Options pursuant to Section 3.3 hereof (other than the actual payments due to the holders of the Company Options pursuant to Section 3.3 hereof); provided, that in no event shall “Company Transaction Expenses” include (i) any fees, costs or expenses initiated or otherwise incurred at the request of Parent or any of its Affiliates or representatives to the extent not otherwise required to be incurred by the terms of this Agreement, (ii) any fees, costs or expenses of the R&W Insurance Policy, (iii) any Transfer Taxes, (iv) the filings fees for filings required to be made pursuant to the HSR Act, or (v) any severance obligations with respect to any employee whose employment was terminated at the direction of Parent. “Company’s Registered Intellectual Property” shall have the meaning specified in Section 4.18(a). “Confidentiality Agreement” shall mean that certain Non-Disclosure Agreement, by and between (a) Parent and its subsidiaries and (b) the Company, dated as of August 25, 2025. “Consenting Stockholder” shall have the meaning specified in the Recitals hereto.

10 “Consents” shall have the meaning specified in Section 4.6. “Contaminants” shall have the meaning specified in Section 4.18(l). “Continuing Employees” shall mean employees of the Company who are employed by Parent or one of its Subsidiaries (including, after the Closing, the Company) after the Effective Time. “Contract” shall mean any written or oral agreement, contract, subcontract, settlement agreement, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment, arrangement, obligation, or undertaking of any nature. “Data Protection Laws” shall mean all applicable Legal Requirements (including the Defense Federal Acquisition Regulation Supplement (DFARS) 252.204-7012 and the National Institute of Standards and Technology (NIST) Special Publication 800-171) and binding standards related to data protection, data privacy, data security, Personal Data Processing, breach notification, consumer marketing with respect to the Processing of Personal Data (including as applicable direct marketing, e-mails, text messages or telemarketing), and, to the extent applicable, the Processing and security of payment card information (including the Payment Card Industry Data Security Standard and other applicable card association rules). “DCSA” means the Defense Counterintelligence and Security Agency. “Deferred Payroll Taxes” shall mean any payroll, employment or similar Taxes payable by the Company that (a) relate to a taxable period or portion thereof that occurs prior to the Closing and (b) are payable following the Closing as permitted by Section 2302(a) of the CARES Act, or any similar Legal Requirement (together with all regulations and guidance related thereto issued by a Governmental Authority), calculated after giving effect to any tax credits afforded under the CARES Act and the Families First Coronavirus Response Act to reduce the amount of any Taxes payable or owed, to the extent such tax credits are accrued prior to the Closing. “Disclosure Schedule” shall have the meaning specified in Section 4. “Dispute Notice” shall have the meaning specified in Section 3.5(c). “Disputed Items” shall have the meaning specified in Section 3.5(c). “Dissenting Shares” shall have the meaning specified in Section 3.2(a). “DOJ” shall mean the Antitrust Division of the U.S. Department of Justice. “D&O Insurance” shall mean non-cancellable “tail” insurance policies with a claims period of at least six years from and after the Closing from insurance carriers with the same or better claims-paying ability ratings and credit ratings as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance policies, for the Persons who are or were prior to the Closing, covered by the Company’s existing directors’ and officers’ liability insurance policies, with terms, conditions, retentions, limits of liability, and levels of coverage at least as

11 favorable as the Company’s existing directors’ and officers’ liability insurance policies with respect to matters existing or occurring at or prior to the Closing (including in connection with this Agreement). “Effective Time” shall have the meaning specified in Section 2.3. “Employee” shall mean any current employee (including officers) of the Company. “Employment Agreement” shall mean each management, employment, consulting, contractor or other similar agreement, or contract (including, any offer letter or other document providing for compensation or benefits) between the Company and any Employee or Service Provider. “End Date” shall have the meaning specified in Section 7.4(b). “Environmental Laws” shall mean, with respect to any geographic location, all Legal Requirements promulgated by any Governmental Authority with governmental authority over such geographic location relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any laws or regulations which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity. “Environmental Permits” shall mean any Permit required under or issued pursuant to any applicable Environmental Law. “ERISA” shall mean the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) or (o) of the Code. “Escrow Excess Amount” shall have the meaning specified in Section 3.5(e)(ii). “Estimated Adjusted Purchase Price” shall mean an amount equal to (a) the Base Cash Purchase Price, plus (b) the Estimated Closing Date Company Cash Balance, minus (c) the Estimated Closing Date Company Debt, minus (d) the Estimated Company Transaction Expenses, plus (e) the amount by which the Estimated Closing Date Net Working Capital exceeds the Net Working Capital Target, if any, minus (f) the amount by which the Net Working Capital Target exceeds the Estimated Closing Date Net Working Capital, if any, plus (g) the Aggregate Option Exercise Price. For the avoidance of doubt, the Aggregate Option Exercise Price is added to Estimated Adjusted Purchase Price solely for the purpose of calculating the Merger Consideration payable per Company Security and does not represent additional consideration payable by Parent or Merger Sub hereunder. “Estimated Closing Date Company Cash Balance” shall have the meaning specified in Section 3.5(a).

12 “Estimated Closing Date Company Debt” shall have the meaning specified in Section 3.5(a). “Estimated Closing Date Net Working Capital” shall have the meaning specified in Section 3.5(a). “Estimated Company Transaction Expenses” shall have the meaning specified in Section 3.5(a). “Exchange Act” shall mean the Securities Exchange Act of 1934. “Excluded Party Listing” means a Governmental Authority’s nonprocurement or procurement debarment and suspension system that records the most current information about persons who are excluded or disqualified from contracting with or receiving funding from a Governmental Authority. “Facilitation Payment” means a small, unofficial, customary payment to a low-level Government Official to expedite a non-discretionary, routine governmental action. “Final Adjusted Purchase Price” shall mean an amount equal to (a) the Base Cash Purchase Price, plus (b) the Closing Date Company Cash Balance as finally determined pursuant to Section 3.5, minus (c) the Closing Date Company Debt as finally determined pursuant to Section 3.5, minus (d) the Company Transaction Expenses as finally determined pursuant to Section 3.5, plus (e) the amount by which the Closing Date Net Working Capital as finally determined pursuant to Section 3.5 exceeds the Net Working Capital Target, if any, minus (f) the amount by which the Net Working Capital Target exceeds the Closing Date Net Working Capital as finally determined pursuant to Section 3.5, if any, plus (g) the Aggregate Option Exercise Price. For the avoidance of doubt, the Aggregate Option Exercise Price is added to Final Adjusted Purchase Price solely for the purpose of calculating the Merger Consideration payable per Company Security and does not represent additional consideration payable by Parent or Merger Sub hereunder. “Financial Statements” shall have the meaning specified in Section 4.9. “Fraud” shall mean any actual and intentional fraud causes of action under the laws of the State of Delaware that require as an element an intent to deceive or scienter (but not any other type of fraud cause of action (including any fraud cause of action based on negligence or recklessness, equitable fraud, promissory fraud, unfair dealings fraud or constructive fraud) or any torts based on negligence or recklessness). “FTC” shall mean the U.S. Federal Trade Commission. “GAAP” shall mean U.S. generally accepted accounting principles. “Generative AI Tools” means generative AI Technologies or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

13 “Goodwin” shall have the meaning specified in Section 14.9(a). “Government Bid” means any offer, quotation, bid or proposal by the Company that, if accepted or awarded, would result in a Government Contract. “Government Contract” means any Contract, including any teaming agreement or arrangement, joint venture agreement, basic ordering agreement, pricing agreement, grant, cooperative agreement, other transaction authority agreement, letter agreement or other similar arrangement of any kind, between the Company on the one hand, and (a) a Governmental Authority of the United States, (b) any prime contractor to a Governmental Authority of the United States in its capacity as a prime contractor, or (c) any subcontractor with respect to any Contract described in clause (a) or clause (b) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates. “Government Entity” means: (a) any national, federal, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government; (b) any public international organization (such as the World Bank, United Nations); and (c) any department, agency, or instrumentality thereof, including any company, business, enterprise or other entity owned or controlled, in whole or in part, by any government. “Government Official” shall mean: (a) any full- or part-time officer or employee of any Government Entity, whether elected or appointed; (b) any person acting in an official capacity or exercising a public function for or on behalf of any Government Entity; or (c) any political parties, political party officials, or candidates for political office. “Governmental Authority” shall mean any federal, national, state, provincial, municipal or local government, or any department, bureau or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or Tax Authority power, including any stock exchange, or any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body to the extent the Person in question has submitted to the jurisdiction of such arbitrator or arbitral body. “Hazardous Material” shall mean, with respect to any geographic location, any material, chemical, emission, substance or waste that has been designated by any Governmental Authority with governmental authority over such geographic location to be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment. “Hazardous Materials Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called “e-waste fees”) and compliance with any product take-back, collection, recycling or product content requirements.

14 “Hazardous Substance” shall have the meaning specified in Section 4.14. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Indebtedness” shall mean with respect to any Person, without duplication, (a) any obligations of such Person to third parties for borrowed money, whether or not represented by bonds, debentures, notes or similar instruments, including all accrued and unpaid interest thereon, (b) any obligations of such Person evidenced by any note, bond, debenture or other debt security, (c) any deferred portion of the purchase price for property or services owed by such Person (including acquisition holdback liabilities, potential earn-outs, seller notes and pursuant to capital leases), (d) any Accrued Income Taxes, (e) any obligations of such Person as lessee under leases that have been or are required to be recorded as capital leases in accordance with GAAP, (f) any unpaid severance obligations with respect to any employee whose employment was terminated at any time prior to the Effective Time (excluding any payments that are incurred or payable at the direction of Parent), plus the employer portion of any payroll, social security, employer health, unemployment, similar or other Taxes incurred in respect of such obligations, (g) all unpaid obligations under interest rate cap agreements, interest rate swap agreements, forward contracts, hedging agreements, foreign currency exchange agreements and similar agreements, (h) any unfunded liabilities relating to deferred compensation, defined benefit pension, retiree welfare or similar plans or arrangements, (i) any accrued but unpaid bonuses and paid time off for any period prior to the Effective Time, including the bonuses set forth on Section 4.10 of the Disclosure Schedule, plus the employer portion of any payroll, social security, employer health, unemployment, similar or other Taxes in respect of such bonuses and paid time off, (j) unpaid or accrued royalties and any related liabilities, (k) any outstanding obligations under any Paycheck Protection Program loan or advance and any Deferred Payroll Taxes, (l) any liability in respect of any order, writ, injunction, judgment, settlement order or decree, (m) all obligations in respect of letters of credit, bank guarantees, sureties, performance bonds, appeal bonds, or similar obligations or similar facilities, in each case to the extent drawn, (n) all obligations to any Company Securityholder or Affiliate of a Company Securityholder in respect of management or similar fees, (o) any liability in respect of guaranties, direct or indirect, in any manner, of all or any part of any Indebtedness of any Person, (p) any aged payables greater than 90 days past their applicable due date, (q) any accrued or unpaid capital expenditures, (r) any amounts required to be reserved for loss under Accounting Standards Codification Topic 450-20 and (s) any accrued interest, premiums, penalties and other fees and expenses that are required to be paid by such Persons in respect of the foregoing; provided, that “Indebtedness” shall not include any (y) amounts taken into account in Company Transaction Expenses or (z) amounts taken into account in Net Working Capital. “Indemnification Agreements” shall have the meaning specified in Section 6.5(a). “Information Statement” shall have the meaning specified in Section 6.2(a). “Insurance Policies” shall have the meaning specified in Section 4.17. “Insured Parties” shall have the meaning specified in Section 6.5(a).

15 “Intellectual Property” shall mean any and intellectual property rights or proprietary rights, in any jurisdiction throughout the world, including any and all of the following items, and all rights arising out of, or associated therewith, whether registered and unregistered, all applications and registrations thereof (a) trademarks, service marks, trade names, corporate names, slogans, logos, trade dress, and other similar designations of source or origin, and all goodwill associated therewith, (b) patents and patent applications, reissuances, reversions, renewals, continuations, continuations-in-part, divisionals, provisionals, reissues, re-examinations, substitutions, counterparts, or other extensions thereof, (c) copyrights, works of authorship (whether or not copyrightable) and moral and economic rights of authors and inventors, (d) mask works rights and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, (e) rights in trade secrets, proprietary or confidential ideas and information, and know-how, inventions (whether or not patentable), invention disclosures, discoveries, improvements, concepts, insights, technology, processes, algorithms, databases, data, specifications, methods, formulae, proprietary or confidential ideas and information, (f) rights in Software, (g) all other intellectual property rights arising from or relating to AI Technologies, and (h) rights in domain names, web addresses and social media accounts. “Interim Period Tax Return” shall have the meaning specified in Section 11.5. “IRS” shall mean the U.S. Internal Revenue Service. “IT Assets” shall mean any and all Software, hardware, servers, systems, networks, data communications lines, workstations, routers, hubs, switches, interfaces, platforms and cloud services (including software as a service, platform as a service and infrastructure as a service), automated networks and control systems, and all other computer, telecommunications and information technology systems, assets and equipment (whether or not local or outsourced). “Knowledge” with respect to any fact or matter in question, shall be deemed to exist (a) with respect to the Company, the actual knowledge (after reasonable inquiry of their respective direct reports) of Nicolas Chaillan, Amanda Chaillan and Joe Saunders of such fact or matter and (b) with respect to Parent or Merger Sub, the actual knowledge (after reasonable inquiry) of Kevin McAleenan, Carl Napoletano or Sean Ricker of such fact or matter. “Leased Premise” shall have the meaning specified in Section 4.13(c). “Legal Requirements” shall mean any and all applicable federal, national, provincial, state, local, municipal, provincial, territorial, foreign or other law, statute, constitution, principle of common law, directive, resolution, ordinance, code, edict, decree, order (including executive orders), rule, judgment, injunction, writ, regulation (or similar provision have the force or effect of law), ruling, binding guidance, treaties or legal requirements, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority. “Letter of Transmittal” shall mean the letter of transmittal to be delivered by the Paying Agent, in the form attached hereto as Exhibit D. “Liabilities” shall mean, with respect to any Person (without duplication), the U.S. dollar amount of any liability, obligation or commitment of such Person of any kind, deficiency, interest, penalty, fine, claim, demand, judgment, cause of action, or other loss (including loss of benefit or

16 relief), cost or expense of any kind or nature whatsoever, whether absolute or contingent, known or unknown, accrued or unaccrued, asserted or unasserted, matured or un-matured, fixed, disputed, liquidated, executory, determined, determinable or otherwise, whether due or become due and regardless of when or by whom asserted, and in each case whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP. “Liens” shall mean any mortgage, charge, equitable interest, pledge, claim, lien, license, voting agreement, voting trust, proxy agreement, deed of trust, option, encumbrance, security interest and other possessory interest, conditional sale or other title retention agreement, assessment, easement, right-of-way, covenant, restriction, right of first refusal, encroachment and other encumbrances of any kind. “Lock-Up Agreement” shall mean the lock-up agreements to be delivered by each Specified Company Securityholder in the form attached hereto as Exhibit E. “Major Customers” shall have the meaning specified in Section 4.28. “Major Suppliers” shall have the meaning specified in Section 4.28. “Material Adverse Effect” shall mean any change, event, development, circumstance, condition, or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or would reasonably be expected to have (a) a material adverse effect on the business, operations, assets, results of operations or the condition (financial or otherwise) of the Company or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or timely consummate the transactions contemplated by this Agreement; provided, however, that for purposes of clause (a) above, any Effect to the extent arising from (i) conditions affecting the U.S. economy or any foreign economy generally, (ii) any new or worsening of, national or international political or social conditions, including the engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack or otherwise, (iii) any natural disaster or pandemic, including SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associate epidemics, pandemic or disease outbreaks, (iv) changes in any financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) or in general economic, business, regulatory, political or market conditions or in national or global financial markets, (v) changes in GAAP, (vi) changes in any Legal Requirements, (vii) changes or conditions generally affecting the industries in which the Company operates, (viii) the announcement or consummation of the Transactions, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company to the extent attributable to the identity of Parent or any of its Affiliates or to any communication by Parent or any of its Affiliates regarding plans, proposals, expectations or projections with respect to the Company, (ix) any action taken (or omitted to be taken) by the Company, which is expressly required or expressly permitted by this Agreement (other than Section 6.1(a)), (x) any breach by Parent or Merger Sub of this Agreement or (xi) any failure, in and of itself, by the Company to meet any internal projections, budgets or forecasts of revenue, earnings, profitability, cash flow or other financial operating metrics (it being understood that the underlying causes of any such failure may be taken

17 into account in determining whether a Material Adverse Effect has occurred), shall not be taken into account in determining whether a “Material Adverse Effect” has occurred; provided, that, in the case of clauses (i) through (vii), to the extent any such Effect has a disproportionate adverse effect on the Company as compared to other participants in the industry in which the Company operates, such disproportionate adverse effect may be taken into account in determining whether or not a Material Adverse Effect has occurred. “Maximum Premium” shall have the meaning specified in Section 6.5(b). “Merger” shall have the meaning specified in the Recitals hereto. “Merger Consideration” shall mean, with respect to (a) a share of Company Stock, the Per Share Cash Consideration, plus the Per Share Stock Consideration (if any), plus the Per Share Additional Escrow Consideration, plus the Per Share Additional SR Fund Consideration, (b) a Company Option, the consideration in Section 3.3(a) and (c) a Company RSU, the consideration in Section 3.3(c). “Merger Sub” shall have the meaning specified in the Preamble hereto. “Money Laundering Laws” shall mean all applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Parties conduct their business and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority with jurisdiction over the Parties. “Net Working Capital” shall mean (a) the current assets of the Company set forth on Exhibit F, minus (b) the current liabilities of the Company set forth on Exhibit F, in each case calculated in accordance with the Accounting Principles. For the avoidance of doubt, Net Working Capital shall exclude (i) the Company Cash Balance, (ii) amounts taken into account in Company Debt, (iii) the Company Transaction Expenses, (iv) income Tax assets and liabilities and deferred Tax assets and liabilities, in each case, without duplication. “Net Working Capital Target” shall mean $(5,400,000). “Offer Letter” shall have the meaning specified in the Recitals hereto. “Open Source Code” shall mean free or open source Software and includes those components of Software which qualify as public domain Software or are licensed under any license that conforms to the Open Software Initiative definition of open source software in effect as of the date of this Agreement or is otherwise licensed or distributed as “free software,” “open source software” or similar terms, and any versions of the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License. “Overpayment Amount” shall have the meaning specified in Section 3.5(e)(ii).

18 “Parent” shall have the meaning specified in the Preamble hereto. “Parent 401(k) Plan” shall have the meaning specified in Section 6.7(b). “Parent Common Stock” shall mean the shares of common stock of Parent, par value $0.0001 per share. “Paying Agent” shall have the meaning specified in Section 3.4(b)(v)(A). “Paying Agent Agreement” shall mean the Payments Administration Agreement to be entered into at the Closing by and among Parent, the Securityholders’ Representative and the Paying Agent. “Paying Agent Schedule” shall have the meaning specified in Section 3.4(b)(v)(B). “PCBs” shall have the meaning specified in Section 4.14. “PCLs” shall have the meaning specified in Section 4.29(f). “Permits” shall mean all permits, determinations, variances, notifications, qualifications, approvals, consents, concessions, grants, franchises, licenses, identification numbers and other authorizations and approvals of or by any Governmental Authority. “Permitted Lien” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings in good faith and for which adequate reserves have been established in accordance with GAAP, (b) landlord’s, supplier’s, mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ and other similar liens arising in the ordinary course of business of the Company, (c) nonexclusive licenses to Intellectual Property granted in the ordinary course of business, (d) building, zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities which are not, individually or in the aggregate, material in amount or do not or are not reasonably likely to materially detract from the value of or materially impair the existing use or operation of or any contemplated development of the property affected by such encumbrances or imperfections, (e) all exceptions, restrictions, easements, licenses, charges, rights-of-way and other Liens affecting title to Leased Premises made available to Parent prior to the date hereof and which are not, individually or in the aggregate, material in amount or do not or are not reasonably likely to materially detract from the value of or materially interfere with the present use or any contemplated development of the assets of the Company, and (f) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company as currently conducted. “Per Share Additional Escrow Consideration” shall mean, with respect to each Company Securityholder, an amount in cash equal to (a) the product of (i) the aggregate amount of cash to be delivered to the Paying Agent for further distribution to all Company Securityholders under Section 3.5(e)(i) and Section 3.5(e)(ii), if any, multiplied by (ii) such Company Securityholder’s Pro Rata Percentage, divided by (b) such Company Securityholder’s Company Securities.

19 “Per Share Additional SR Fund Consideration” shall mean, with respect to each Company Securityholder, an amount in cash equal to (a) the product of (i) the aggregate amount of cash to be delivered to the Paying Agent for further distribution to all Company Securityholders under Section 3.1(d), if any, multiplied by (ii) such Company Securityholder’s Pro Rata Percentage, divided by (b) such Company Securityholder’s Company Securities. “Per Share Cash Consideration” shall mean an amount in cash determined by dividing (a) the Total Closing Date Cash Payment, by (b) the number of the Company Fully-Diluted Shares. “Per Share Stock Consideration” shall mean: (a) if Parent has provided notice of a Stock Election, an amount of shares of Parent Common Stock determined by dividing (i) the Parent Common Stock Amount by (ii) the number of the Company Fully-Diluted Shares, rounded to the nearest whole number, and (b) if Parent has provided notice of a Cash Election in accordance with Section 3.4(a), an amount equal to zero. “Person” shall mean any person, firm, entity, partnership, trust, association or any business organization or division thereof. “Personal Data” shall mean any information in any form that that is capable of being used to identify, describe, contact or locate, a natural person and/or that is considered “personally identifiable information,” “personal information,” “personal data;” or any similar term under applicable Legal Requirements and/or Company Privacy Commitments, including as applicable a natural person’s (including an end user’s or an employee’s) name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, credit card number, passwords, biometric information or health information. “Personal Property Assets” shall have the meaning specified in Section 4.13(a). “Pre-Closing Period” shall have the meaning specified in Section 6.1(a). “Privileged Deal Communications” shall have the meaning specified in Section 14.9(d). “Pro Rata Escrow Contribution” shall mean, with respect to each Company Securityholder, an amount in cash equal to the product of (a) the Adjustment Escrow Amount, multiplied by (b) such Company Securityholder’s Pro Rata Percentage. “Pro Rata Percentage” shall mean, with respect to each Company Securityholder, the percentage determined by dividing (a) the number of Company Fully-Diluted Shares held by such Company Securityholder immediately prior to the Closing (after giving effect to the exercise or conversion immediately prior to the Closing of all shares of Company Preferred Stock and Vested Company Options held by such Company Securityholder prior to the Closing), by (b) the number of Company Fully-Diluted Shares held by all Company Securityholders immediately prior to the Closing (after giving effect to the exercise or conversion immediately prior to the Closing of all shares of Company Preferred Stock and Vested Company Options held by all Company Securityholders prior to the Closing). For the avoidance of doubt, the sum of the “Pro Rata Percentage” of the Company Securityholders shall at all times equal 100%.

20 “Pro Rata SR Fund Contribution” shall mean, with respect to each Company Securityholder, an amount in cash equal to the product of (a) the Securityholders’ Representative Fund Amount, multiplied by (b) such Company Securityholder’s Pro Rata Percentage. “Process” or “Processing” shall mean, with respect to Personal Data, the access, use, creation, acquisition, collection, processing, storage, recording, organization, arrangement, selection, aggregation, adaption, alteration, modification, copying, transfer, retrieval, consultation, disclosure, erasure, destruction, disposal, dissemination, visualization, maintenance, instruction, training or other learning of such Personal Data or combination of such Personal Data, and/or is considered “processing” by any applicable Company Privacy Commitments. “Proprietary Product” shall mean any product, technology or service (including those that incorporate, distribute, make available, integrate with, or employ any AI Technologies) currently being (or currently in development to be) marketed, advertised, sold, offered for sale, licensed or distributed by or on behalf of the Company. “Real Property Leases” shall have the meaning specified in Section 4.13(b). “Reference Time” shall mean 11:59 pm Eastern Time on the Closing Date. “Related Party” shall have the meaning specified in Section 4.15(f). “Repaid Debt” shall mean all Indebtedness of the Company to the extent arising under clauses (a) or (b) of the definition of “Indebtedness”. “Representative Agreements” shall have the meaning specified in Section 12.1(a). “Representative Losses” shall have the meaning specified in Section 12.1(d). “Representatives” shall mean, with respect to any Person, its respective directors, officers, employees, agents, advisors, Affiliates, and representatives (including, attorneys, accountants, consultants, bankers, and financial advisors). “Requisite Stockholder Approval” shall have the meaning specified in Section 4.7. “R&W Insurance Policy” shall mean, if Parent elects to acquire such a policy, a buyer-side representation and warranty insurance policy. “Restrictive Covenant Agreements” shall have the meaning specified in the Recitals hereto. “Sanctioned Country” shall mean, at any time, a country or region that itself is the subject or target of a comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and until July 5, 2025, Syria). “Sanctioned Person” shall mean (a) any Person listed in any Sanctions-related list or designated Persons maintained by OFAC, or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United

21 Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any such Person or Persons or acting for or on behalf of such Person or Persons. “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom. “Securities Act” shall mean the Securities Act of 1933. “Security Incident” means any (i) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Data and/or confidential information; or (ii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Legal Requirements. “Securityholders’ Representative” shall have the meaning specified in Section 12.1(a). “Securityholders’ Representative Fund” shall mean the Securityholders’ Representative Fund Amount. “Securityholders’ Representative Fund Amount” shall mean an amount equal to $150,000. “Series A Preferred Stock” shall mean the Series A Preferred Stock, par value $0.0001 per share, of the Company. “Series Seed Preferred Stock” shall mean the Series Seed Preferred Stock, par value $0.0001 per share, of the Company. “Service Provider” shall mean any current independent contractor or consultant of the Company, excluding independent contractors and consultants that are not individuals or sole proprietorships of individuals. “Shareholders” shall have the meaning specified in Section 6.15. “Software” shall mean any and all (a) computer applications, software and programs (whether in source code, object code or other form), including compilers, assemblers, applets, application programming interfaces, middleware, firmware, and operating system software and all versions, updates, releases, patches, corrections, enhancements, and modifications to any of the foregoing, and (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collection.

22 “Specified Company Securityholder” shall mean each of (a) Nicolas Chaillan, (b) Amanda Chaillan, (c) Sapphire Ventures Fund VI, L.P., (d) Mucker Early III, L.P., (e) Arkenstone Ventures, LLC and (f) Joseph Saunders. “Stock Election” shall have the meaning specified in Section 3.4(a). “Straddle Period” means any Tax period beginning before or on the Closing Date and ending after the Closing Date. “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which (a) such Person or any subsidiary of such Person is a general partner, manager or managing member, (b) such Person or any one or more of its subsidiaries, or such Person and one or more of its subsidiaries, owns a majority of the outstanding equity or voting securities or interests which have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions of such corporation or other organization or (c) such Person, directly or indirectly, controls. “Surviving Corporation” shall have the meaning specified in Section 2.1. “Tax” or “Taxes” shall mean any and all federal, state, provincial, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies, customs, tariffs, fees and liabilities of the same or similar nature of a tax, including taxes based upon or measured by gross receipts, income, profits, gain, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, alternative minimum, estimated, premium, goods and services, branch, capital stock, utility, net worth, stamp, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts or such interest, penalties, or additions. “Tax Authority” shall mean the IRS and any other domestic or foreign Governmental Authority responsible for the imposition or the administration of any Tax Law. “Tax Law” shall mean any Legal Requirement (whether domestic or foreign) relating to Taxes. “Tax Return” shall mean any return, report, disclosure or statement filed or required to be filed by the Company with respect to any Tax or Tax Law (including any elections, declarations, schedules, or attachments thereto, and any amendment or supplement thereof) including any information return, estimate, claim for refund, amended return, declaration of estimated Tax or other documents relating to Taxes, and including, where permitted or required, affiliated, combined, consolidated, or unitary returns for any group of entities that includes the Company. “Total Closing Date Cash Payment” shall mean (a) the Estimated Adjusted Purchase Price, plus (b) solely if Parent has delivered notice of a Cash Election pursuant to Section 3.4(a), the Additional Base Purchase Price, minus (b) the Adjustment Escrow Amount, minus (c) the Securityholders’ Representative Fund Amount.

23 “Total Stockholder Closing Date Cash Payment” shall mean the Total Closing Date Cash Payment allocable to Company Securityholders in respect of their Company Stock. “Trade Controls” shall mean all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Controls Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 – 1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30). “Transaction Documents” shall mean this Agreement, the Paying Agent Agreement, the Confidentiality Agreement, the Chaillan PIIA Addendum, the Restrictive Covenant Agreements, the Offer Letter and each other agreement, certificate, document or instrument referred to herein or therein or delivered in connection herewith or therewith. “Transaction Tax Deductions” means all items of loss or deduction of the Company for U.S. federal income and state and local tax purposes resulting from or attributable to: (a) any compensatory payments payable on, in connection with or before the Closing pursuant to this Agreement, including any payments with respect to holders of Company Options, (b) all transaction expenses and payments that are deductible for Tax purposes, including the retirement of the Indebtedness as contemplated by this Agreement, the payment of Company Transaction Expenses and other fees and expenses of legal counsel, accountants, investment bankers and the Securityholder’s Representative, and (c) any fees, expenses, premiums and penalties with respect to the prepayment of debt and the write-off or acceleration of the amortization of deferred financing, but in each case (a)-(c), only if and to the extent such fees, costs or expenses were (i) paid prior to the Reference Time, (ii) included as a current liability in Closing Date Net Working Capital as finally determined, (iii) included in the final determination of Closing Date Company Debt taken into account in the Final Adjusted Purchase Price or (iv) included in the final determination of Company Transaction Expenses taken into account in the Final Adjusted Purchase Price. “Transactions” shall mean the transactions contemplated by this Agreement, including the Merger. “Transfer Taxes” shall have the meaning specified in Section 11.2. “Treasury Regulations” shall mean the U.S. Treasury regulations promulgated under the Code. “Underpayment Amount” shall have the meaning specified in Section 3.5(e)(i). “Unresolved Items” shall have the meaning specified in Section 3.5(d). “Unvested Company Option” shall mean a Company Option that is not a Vested Company Option.

24 “Unvested Company RSU” shall mean a Company RSU that is not a Vested Company RSU. “Vested Company Option” shall mean each Company Option that as of immediately prior to the Closing is vested or will vest as a result of the Transactions. “Vested Company RSU” shall mean each Company RSU that as of immediately prior to the Closing is vested or will vest as a result of the Transactions. “Waived 280G Benefits” shall have the meaning specified in Section 6.15. “WARN” shall mean the Worker Adjustment and Retraining Notification Act of 1988. Interpretation. For purposes of this Agreement, the following rules of interpretation apply: (a) Descriptive Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. (b) Calculation of Time Period. Except as otherwise provided in this Agreement, when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. When computing any time period in this Agreement, if such time period is not a number of Business Days, any day that is not a Business Day shall be included in the calculation of the time period; if such time period is a number of Business Days and the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day that is a Business Day. (c) Currency. All references in this Agreement to dollars or to $, unless otherwise specifically indicated, are references to U.S. dollars. (d) Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the respective meanings set forth in this Agreement. (e) References to this Agreement. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. (f) Laws. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation. (g) Grammatical Usage. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender

25 shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (h) Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and have been represented by their own legal counsel in connection with the Transactions, with the opportunity to seek advice as to their legal rights from such counsel. In the event any ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by the Parties and no presumption or burden of proof is to arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement. (i) Counterparts. This Agreement may be executed in two or more counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. (j) Electronic Transmission. The exchange of signature pages to this Agreement (in counterparts or otherwise) by electronic transmission shall be sufficient to bind the Parties to the terms and conditions of this Agreement. (k) Use of “Including”. The words “include”, “includes”, and “including”, are deemed to be followed by “without limitation” whether or not they are followed by such words or words of similar impart. (l) Use of “Or”. The use of the word “or” shall not be exclusive unless expressly indicated otherwise. (m) Data Room. Any document will be deemed “delivered,” “provided” or “made available” to Parent within the meaning of this Agreement only if such document is accessible to Parent in the electronic data room populated in connection with the Transactions and hosted by IntraLinks at least one Business Day prior to the date of this Agreement. SECTION 2 THE MERGER Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Closing. Unless this Agreement is terminated under its terms, the closing of the Merger (the “Closing”) will take place on the second Business Day following the satisfaction or, if permissible by the express terms of this Agreement, valid waiver of the conditions set forth in Section 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or valid waiver of those conditions at the Closing), or at such other time as Parent and the Company shall mutually agree in writing, by electronic delivery of documents all of which

26 will be deemed to be originals. The date upon which the Closing actually occurs shall be referred to in this Agreement as the “Closing Date”. Effective Time. On the Closing Date, the Parties shall cause the Merger to be consummated by (a) filing a certificate of merger substantially in the form attached hereto as Exhibit G (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL and (b) making all other filings and recordings required under the DGCL. The term “Effective Time” shall mean the time of the filing and acceptance by the Secretary of State of the State of Delaware of the Certificate of Merger, or, if different, the time of effectiveness thereof that is specified in the Certificate of Merger. Effect of the Merger. At and after the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL, including Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, powers and franchises, and all and every other interest of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation. Certificate of Incorporation and Bylaws. (a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such certificate of incorporation, except that the name of the Surviving Corporation as stated in such certificate of incorporation shall be “Ask Sage, Inc.” (b) Bylaws. At the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such bylaws, except that the name of the Surviving Corporation on the face of such bylaws shall be “Ask Sage, Inc.” Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal. SECTION 3 EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT CORPORATIONS Effect on Capital Stock. At the Effective Time, by virtue of the Merger without any action on the part of Parent, Merger Sub, the Company or any Company Securityholder:

27 (a) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become, and shall represent, one validly issued, fully paid, and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence. (b) Treatment of Company Stock. (i) Subject to Section 3.1(c) and Section 3.1(d), upon the surrender of Company Book-Entry Shares representing such shares and the delivery of any agreements in the manner provided in Section 3.4(b)(vi), each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares), shall, by virtue of the Merger, be cancelled and converted into the right to receive, such share’s (I) Per Share Cash Consideration, plus (II) Per Share Stock Consideration (if any), plus (III) Per Share Additional Escrow Consideration, plus (IV) Per Share Additional SR Fund Consideration. (ii) From and after the Effective Time, each share of Company Stock shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder immediately prior to the Effective Time of any such shares of Company Stock shall cease to have any rights with respect thereto, except if such share of Company Stock is a Dissenting Share, the right, if any, to receive payment as determined in accordance with the applicable provisions of the DGCL. (c) Contribution to the Adjustment Escrow Fund. (i) Notwithstanding anything to the contrary in the other provisions of this Section 3.1, Parent shall (A) withhold, or cause to be withheld, from each Company Securityholder an amount in cash equal to such Company Securityholder’s Pro Rata Escrow Contribution and (B) hold each Company Securityholder’s Pro Rata Escrow Contribution in escrow separate from its corporate funds, until released in accordance with Section 3.5(e). Parent will not use the Adjustment Escrow Fund for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Parties agree for all Tax purposes that (a) Parent shall be treated as the owner of the Adjustment Escrow Fund and all interest and earnings from the investment and reinvestment of the Adjustment Escrow Fund, or any portion thereof, shall be taxable to Parent, and (b) the right of Company Securityholders to the Adjustment Escrow Fund is intended to be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state or local Law, as appropriate. All Parties hereto shall file all Tax Returns consistent with the foregoing. (ii) The execution and delivery of this Agreement and delivery of the Company Stockholder Written Consent shall constitute, among other things, each Company Securityholder’s approval of Parent withholding such holder’s Pro Rata Escrow Contribution under this Section 3.1.

28 (d) Contribution to the Securityholders’ Representative Fund. (i) Notwithstanding anything to the contrary in the other provisions of this Section 3.1, Parent shall (A) withhold, or cause to be withheld, from each Company Securityholder an amount in cash equal to such Company Securityholder’s Pro Rata SR Fund Contribution and (B) deposit such withheld consideration with the Securityholders’ Representative to be used for the purposes of paying directly, or reimbursing the Securityholders’ Representative for, any third-party expenses pursuant to this Agreement. The Securityholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes, and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Company Securityholders will not receive any interest or earnings on the Securityholders’ Representative Fund and irrevocably transfer and assign to the Securityholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Securityholders’ Representative will not be liable for any loss of principal of the Securityholders’ Representative Fund other than as a result of its gross negligence or willful misconduct. As soon as practicable following the completion of the Securityholders’ Representative’s responsibilities, the Securityholders’ Representative will deliver any remaining balance of the Securityholders’ Representative Fund to the Paying Agent for further distribution to the Company Securityholders; provided that any portion of such remaining balance allocable to the Company Optionholders shall be paid to the Company, for further payment by the Company to such Company Optionholders through payroll (subject to any withholding Taxes). Upon deposit of the Securityholders’ Representative Fund with the Securityholders’ Representative in accordance with this Section 3.1(d), for Tax purposes Parent shall be deemed to have paid each Company Securityholder its, his, her or its portion of the Securityholders’ Representative Fund in accordance with their respective Pro Rata Percentage and then each Company Securityholder shall be deemed to have voluntarily contributed such amount to the Securityholders’ Representative Fund. The deposit of the Securityholders’ Representative Fund by Parent to the Securityholders’ Representative shall completely discharge Parent’s obligations with respect to such amount, and in no event shall Parent have any responsibility or liability whatsoever for the manner in which the Securityholders’ Representative administers the Securityholders’ Representative Fund, or for causing or ensuring that all or any portion of the Securityholders’ Representative Fund is ultimately paid or distributed to the Company Securityholders. (ii) The execution and delivery of this Agreement and delivery of the Company Stockholder Written Consent shall constitute, among other things, each Company Securityholder’s approval of (A) Parent withholding such holder’s Pro Rata SR Fund Contribution under this Section 3.1, (B) Parent depositing such holder’s Pro Rata SR Fund Contribution with the Securityholders’ Representative and (C) the appointment of the Securityholders’ Representative. (e) Cancellation. Notwithstanding Section 3.1(b)(i), each share of Company Stock owned by the Company as treasury stock immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be canceled without any conversion thereof, and no payment or distribution of any consideration shall be made with respect thereto.

29 Dissenting Holders. (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock issued and outstanding immediately prior to the Effective Time eligible under the DGCL to exercise appraisal or dissenters’ rights and held by a holder who has not voted in favor of adoption of the Agreement and the Merger or consented thereto in writing and who has exercised and perfected appraisal or dissenters’ rights for such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost such appraisal or dissenters’ rights (collectively, the “Dissenting Shares”) shall be cancelled as set forth in Section 3.1(b)(ii) but shall not be converted into or represent the right to receive the applicable Merger Consideration set forth in Section 3.1, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL. (b) Notwithstanding the provisions of Section 3.2(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal and dissenters’ rights under Section 262 of the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive, in accordance with Section 3.4, the consideration for such shares set forth in Section 3.1, without interest, less an amount in cash equal to such holder’s Pro Rata Escrow Contribution and Pro Rata SR Fund Contribution with respect to such shares. (c) The Company shall comply with the requirements of Section 262 of the DGCL, give Parent prompt notice of any written demand received by the Company pursuant to Section 262 of the DGCL, and of withdrawals of such demands, and provide copies of any documents or instruments served pursuant to the DGCL and received by the Company. Parent shall control all negotiations and proceedings with respect to any such demands. Prior to the Effective Time, the Company shall not make any payment or settlement offer with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer. Company Options; Company RSUs. At the Closing, each Company Option and Company RSU will, without any action on the part of the Company, any Company Securityholders or any other party except as set forth in this Section 3.3, be treated as set forth below: (a) Vested Company Options. Vested Company Options (after giving effect to any acceleration of vesting) shall be automatically cancelled, terminated and extinguished as of the Effective Time and shall be converted into the right to receive, for each share of Company Common Stock underlying such Vested Company Option, (i) an amount in cash equal to the amount by which the sum of the Per Share Cash Consideration exceeds the per share exercise price payable pursuant to such Vested Company Option, plus (ii) the Per Share Stock Consideration (if any), plus (iii) the Per Share Additional Escrow Consideration plus (iv) the Per Share Additional SR Fund Consideration (the “Company Option Consideration”); provided, however, that Parent and its Subsidiaries (including the Surviving Corporation) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts payable under this Section 3.3(a) the amount of withholdings for Taxes required to be deducted and withheld under applicable Tax Law. The amount payable in respect of each Vested Company Option in accordance with this Section 3.3(a) shall be rounded up to the nearest whole cent, and Parent shall cause such amount

30 to be paid to the holder of such Vested Company Option as promptly as practicable but in any event no later than the next payroll period following the Closing Date. (b) Unvested Company Options. Notwithstanding anything herein to the contrary, any Company Option that is outstanding immediately prior to the Effective Time and that is not a Vested Company Option (including each Unvested Company Option) shall be canceled at the Effective Time without payment of any consideration therefor. (c) Vested Company RSUs. The Vested Company RSUs (after giving effect to any acceleration of vesting) shall be automatically cancelled, terminated and extinguished as of the Effective Time and shall be converted into the right to receive, for each share of Company Common Stock underlying such Vested Company RSU, (i) the Per Share Cash Consideration, plus (ii) the Per Share Stock Consideration (if any), plus (iii) the Per Share Additional Escrow Consideration plus (iv) the Per Share Additional SR Fund Consideration (the “Company RSU Consideration”); provided, however, that Parent and its Subsidiaries (including the Surviving Corporation) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts payable under this Section 3.3(c) the amount of withholdings for Taxes required to be deducted and withheld under applicable Tax Law. The amount payable in respect of each Vested Company RSU in accordance with this Section 3.3(c) shall be rounded up to the nearest whole cent, and Parent shall cause such amount to be paid to the holder of such Vested Company RSU as promptly as practicable but in any event no later than the next payroll period following the Closing Date. (d) Unvested Company RSUs. Notwithstanding anything herein to the contrary, any Company RSU that is outstanding immediately prior to the Effective Time and that is not a Vested Company RSU (including each Unvested Company RSU) shall be canceled at the Effective Time without payment of any consideration therefor. (e) From and after the Effective Time, holders of Company Options and Company RSUs, as applicable, shall cease to have any rights with respect thereto, other than the right to receive the Company Option Consideration or Company RSU Consideration (if any) in accordance with this Section 3.3. (f) No later than immediately prior to the Effective Time, the Company shall terminate the Company Equity Plan. The Company shall, prior to the Effective Time, take all actions, including obtaining appropriate resolutions of the Company Board and providing all notices and obtaining all consents, that are reasonably necessary or desirable or reasonably requested by Parent to give effect to the transactions contemplated by this Section 3.3. Parent shall be entitled to advance review and approval of all such documentation in advance of their distribution to Company Securityholders, which approval shall not be unreasonably delayed, conditioned or withheld. Payment of the Merger Consideration. (a) Cash/Stock Election. Parent shall determine, in its sole discretion, whether the Additional Base Purchase Price shall be paid in cash or Parent Common Stock. No later than five Business Days prior to the anticipated Closing Date, Parent shall deliver to the

31 Company written notice of its election to pay the Additional Base Purchase Price in either cash (a “Cash Election”) or Parent Common Stock (a “Stock Election”). (b) Company Securityholder Schedule. No later than five Business Days prior to the Closing, the Company shall deliver to Parent the Company Securityholder Schedule in the form of Exhibit H (the “Company Securityholder Schedule”), which shall set forth the calculation as of the Effective Time of the following: (i) the Company Fully-Diluted Shares; (ii) the Total Closing Date Cash Payment, the Total Stockholder Closing Date Cash Payment, the Per Share Cash Consideration and the Per Share Stock Consideration (if any); (iii) with respect to each Company Securityholder, as applicable, such Company Securityholder’s Company Securities, Pro Rata Percentage, Pro Rata Escrow Contribution, Per Share Additional Escrow Consideration, Pro Rata SR Fund Contribution and Per Share Additional SR Fund Consideration. (iv) with respect to each Company Securityholder, as applicable, the information listed below: (A) the name and mailing address (to the extent available) of each Company Securityholder as reflected on the stock transfer or other corporate records of the Company; (B) with respect to Company Stockholder, (I) the number and class or series of shares of Company Stock held and (II) the applicable Merger Consideration specified in Section 3.1; (C) with respect to each holder of a Company Option, (I) the number of shares of Company Common Stock subject to such Company Option, (II) the per share exercise price of such Company Option and (III) the applicable Merger Consideration specified in Section 3.3(a); and (D) the total Merger Consideration to such Company Securityholder. Parent, Merger Sub and the Paying Agent shall be entitled to rely solely on the Company Securityholder Schedule with respect to amounts allocable and payable to the Company Securityholders pursuant to this Agreement, and neither Parent, Merger Sub nor any of their Affiliates (including the Surviving Corporation from and after the Closing) will have any Liability for any inaccuracy, error, or omission contained therein, or any action taken in reliance thereon. For the avoidance of doubt, Parent and Merger Sub shall have no liability or responsibility for verifying the accuracy of the Company Securityholder Schedule.

32 (v) Paying Agent. (A) Immediately following the Effective Time, Parent shall deposit, or cause to be deposited, with Acquiom Financial LLC, a Colorado limited liability company (in its capacity as payments administrator, the “Paying Agent”) an amount in cash equal to the Total Stockholder Closing Date Cash Payment and, if Parent has provided notice of a Stock Election, evidence of book entry shares of Parent Common Stock constituting the Additional Base Purchase Price. Earnings from such cash shall be the sole and exclusive property of Parent or the Surviving Corporation, and no part of such earnings shall accrue to the benefit of the Company Stockholders or the Paying Agent. (B) Prior to the Effective Time and in accordance with the reasonable requirements of the Paying Agent and Parent, the Company shall deliver to the Paying Agent and Parent a schedule in such form as required by the Paying Agent and Parent containing such information as is necessary for the Paying Agent to deliver the portion of the Merger Consideration applicable to each Company Stockholder (the “Paying Agent Schedule”). (C) The Parties shall ensure that the terms and conditions of the Paying Agent Agreement shall be consistent and in accordance with this Agreement (including this Section 3.4(b)(v)). (vi) Payment Procedures. As soon as reasonably practicable after receipt of the Requisite Stockholder Approval, but no later than two Business Days thereafter, Parent shall instruct the Paying Agent to mail or electronically distribute to each Company Stockholder the Letter of Transmittal in exchange for the Merger Consideration specified in Section 3.1(b). For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the foregoing payments of the Merger Consideration are conditioned upon the occurrence of the Effective Time and the due and valid execution and delivery to the Paying Agent of such Letter of Transmittal by such Company Stockholder. As soon as practicable (and in any event no later than one Business Day) after receipt by the Paying Agent of the duly and validly executed Letter of Transmittal, the Paying Agent shall, in exchange therefor, pay and/or deliver to such Company Stockholder the cash consideration specified in Section 3.1(b) payable in respect of the shares of Company Stock, but without interest. If payment of any portion of the foregoing Merger Consideration is to be made to a Person other than the Person in whose name the surrendered securities are registered, it shall be a condition of payment that the Person requesting such payment shall have (x) paid any transfer and other Taxes required by reason of the payment of those amounts to a Person other than the registered holder of the securities surrendered, and shall have established to the satisfaction of Parent that such Tax has been paid, or (y) established to the reasonable satisfaction of Parent that such Tax is not applicable. (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of the shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable Legal Requirements.

33 (d) Termination of Fund; No Liability. At any time following 12 months after the Effective Time, Parent or the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any Merger Consideration (including any earnings received with respect thereto) that had been made available to the Paying Agent and that has not been disbursed to Company Stockholders, and in each case thereafter, such Company Stockholders shall be entitled to look only to Parent or the Surviving Corporation (subject to abandoned property, escheat or other similar Legal Requirements) and only as general creditors thereof with respect to the applicable portion of the Merger Consideration, without any interest thereon; provided, however, that at least 30 days prior to requiring the Paying Agent to deliver to it any consideration, Parent shall require the Paying Agent to use commercially reasonable efforts to contact any holder of Company Stockholder who has not yet returned a Letter of Transmittal. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any former Company Stockholder for any amounts in cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. Any amounts remaining unclaimed by Company Stockholders immediately prior to such time when the amounts in cash would otherwise escheat to or become the property of any Governmental Authority shall, as of such date and to the extent permitted by Legal Requirements, become the property of Parent, free and clear of any lien of any Person previously entitled thereto. (e) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from payment of the applicable Merger Consideration or any other amounts (or any portion thereof) payable pursuant to this Agreement to, or on behalf of, any Company Securityholder or any other Person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other Tax Law; provided, that, except with respect to withholding pursuant to the Company’s failure to deliver the certificate described in Section 7.2(i), backup withholding and withholding with respect to any payment treated as compensation for applicable Tax purposes, Parent shall use commercially reasonable efforts to give the Company notice prior to Closing of any intent to withhold any amounts otherwise payable to a Company Securityholder with respect to their shares of Company Stock and the Parties agree to reasonably cooperate to reduce or eliminate any such withholding to the extent permissible under applicable Legal Requirement. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, and are remitted to the applicable Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Securityholder to whom such amounts would otherwise have been paid. (f) Dissenting Shares. The provisions of this Section 3.4 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 3.4 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the applicable Merger Consideration under Section 3.1. (g) Restrictive Legend. All shares of Parent Common Stock issued in connection with this Agreement shall bear a legend or legends referencing restrictions applicable to such shares under applicable securities laws and under this Agreement, which legend shall state in substance (with an additional reference to the applicable Lock-Up Agreement, as appropriate):

34 “The securities evidenced by this book entry share have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said acts. The securities evidenced by this book entry share cannot be sold, assigned or otherwise transferred within the United States unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State Act.” Purchase Price Adjustment. (a) Not later than five calendar days prior to the Closing, the Company shall deliver to Parent a statement setting forth in reasonable detail the Company’s good faith estimated calculations of (i) the Closing Date Company Cash Balance (the “Estimated Closing Date Company Cash Balance”), (ii) the Closing Date Company Debt (the “Estimated Closing Date Company Debt”), (iii) the Company Transaction Expenses (“Estimated Company Transaction Expenses”) and (iv) the Closing Date Net Working Capital (the “Estimated Closing Date Net Working Capital”), in each case, prepared and calculated in accordance with the Accounting Principles (provided, Accrued Income Taxes shall be determined using applicable income Tax Law, rather than the Accounting Principles). Following the delivery of the foregoing statement, the Company shall promptly provide Parent with any additional information and access, during normal business hours, as reasonably requested by Parent in reviewing the foregoing statement and shall cooperate in good faith to answer any questions and resolve any issues raised by Parent in connection with Parent’s review of the foregoing statement. If the Company agrees to any modifications of the foregoing statement, then the statement as so agreed to be modified shall be deemed to be such statement, as applicable, for purposes of this Agreement. (b) No later than the 60th calendar day following the Closing Date, Parent will prepare and deliver to the Securityholders’ Representative a statement (the “Closing Date Statement”) setting forth in reasonable detail Parent’s good faith estimated calculations of the Closing Date Company Cash Balance, the Closing Date Company Debt, the Company Transaction Expenses and the Closing Date Net Working Capital, in each case, prepared and calculated in accordance with the Accounting Principles (provided, Accrued Income Taxes shall be determined using applicable income Tax Law, rather than the Accounting Principles). (c) The Securityholders’ Representative shall have 30 days following its receipt of the Closing Date Statement to deliver to Parent any objections that it has to any of the matters set forth therein. During such 30-day period, Parent shall promptly provide the Securityholders’ Representative with any additional information and access, during normal business hours, as reasonably requested by it in reviewing any of the foregoing and shall cooperate in good faith to answer any questions and resolve any issues raised by the Securityholders’ Representative in connection with its review of the Closing Date Statement. If the Securityholders’ Representative does not deliver any written objections to Parent within such 30-day period, the Securityholders’ Representative (on behalf of the Company Securityholders) shall be deemed to have accepted the Closing Date Statement and the calculations set forth therein, and Parent’s calculations set forth therein shall be final, binding and conclusive on the Parties. If the Securityholders’ Representative does timely deliver such written objections (a “Dispute Notice”),

35 which Dispute Notice specifies in reasonable detail the nature and dollar amount of any disagreement so asserted (including each alternative calculation of the relevant item and any relevant supporting facts) (collectively, the “Disputed Items”), then, during the 30 days following Parent’s receipt of the Dispute Notice, Parent and the Securityholders’ Representative shall negotiate in good faith to resolve in writing the Disputed Items. Any item or amount to which no dispute is raised in the Dispute Notice will be deemed final, conclusive and binding on the Parties. Any Disputed Item resolved in writing by Parent and the Securityholders’ Representative will be deemed final, binding and conclusive on Parent and the Company Securityholders. Additionally, following delivery of the Closing Date Statement, Parent shall provide to the Securityholders’ Representative reasonable access, during normal business hours and at the sole expense of the Securityholder’s Representative, to the Company’s books and records (including financial records and supporting documents) relating to Parent’s calculation of the Closing Date Company Cash Balance, the Closing Date Company Debt, the Company Transaction Expenses and the Closing Date Net Working Capital as the Securityholders’ Representative may reasonably request; provided, that no such access or examination shall be permitted to the extent that it would require Parent or the Company to disclose information subject to attorney-client privilege or attorney work-product privilege or conflict with any third party confidentiality obligations to which Parent or the Company is bound. (d) If Parent and the Securityholders’ Representative do not reach agreement on all of the Disputed Items during such 30-day period (or such longer period as they shall mutually agree), then, at the end of such period, Parent and the Securityholders’ Representative will submit all unresolved Disputed Items (collectively, the “Unresolved Items”) to the Accounting Firm to review and resolve such matters. For the avoidance of doubt, the Accounting Firm shall only resolve the Unresolved Items and not any disagreements that have been resolved by the Parties. Each of Parent and the Securityholders’ Representative agrees to execute and deliver any engagement letter reasonably required by the Accounting Firm. The Accounting Firm will determine each Unresolved Item (the amount of which may not be more favorable to Parent than the related amount reflected in the Closing Date Statement nor more favorable to the Securityholders’ Representative than the related amount set forth in the Dispute Notice) as promptly as practicable, and Parent and the Securityholders’ Representative will instruct the Accounting Firm to endeavor to complete such process within a period of no more than 30 days. The Accounting Firm may conduct such proceedings as the Accounting Firm believes, in its sole discretion, will assist in the determination of the Unresolved Items; provided, however, that except as Parent and the Securityholders’ Representative may otherwise agree, all communications between Parent and the Securityholders’ Representative or any of their respective representatives, on the one hand, and the Accounting Firm, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating party. The Accounting Firm shall make its determination solely based on (i) the documentation submitted by and presentations (any such documentation or presentation must be provided to the other Party prior to its submission or presentation to the Accounting Firm) made by Parent and the Securityholders’ Representative and shall not involve the Accounting Firm’s independent de novo review, (ii) the definitions of Closing Date Company Cash Balance, the Closing Date Company Debt, the Company Transaction Expenses and the Closing Date Net Working Capital and (iii) the consistent application of the Accounting Principles (or, in the case of Accrued Income Taxes, applicable income Tax Law, rather than the Accounting Principles). The Accounting Firm shall not assign a value to any Unresolved Item that is outside the range of Parent’s and the Securityholders’ Representative’s

36 proposed values for such Unresolved Item. The Accounting Firm’s determination of the Unresolved Items will be final, binding and conclusive on Parent and the Securityholders’ Representative, absent manifest errors, and enforceable before a Governmental Authority, effective as of the date the Accounting Firm’s written determination is received by Parent and the Securityholders’ Representative. The Accounting Firm shall act as an accounting expert and not as an arbitrator. Each of Parent and the Securityholders’ Representative (solely on behalf of the Company Securityholders) will bear its own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The fees and expenses of the Accounting Firm incurred under this Section 3.5 shall be allocated between Parent, on the one hand, and the Securityholders’ Representative, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party, as determined by the Accounting Firm. (e) Upon final determination of the adjustments to be made (if any) to the Estimated Closing Date Company Cash Balance, the Estimated Closing Date Company Debt, the Estimated Company Transaction Expenses and the Estimated Closing Date Net Working Capital under this Section 3.5, an adjustment to the Estimated Adjusted Purchase Price will be determined and paid as follows: (i) If the Final Adjusted Purchase Price is greater than or equal to the Estimated Adjusted Purchase Price (the absolute value of such difference, an “Underpayment Amount”), then (A) Parent shall pay such Underpayment Amount to the Paying Agent, for further distribution to the Company Securityholders, and (B) Parent shall release the Adjustment Escrow Amount from the Adjustment Escrow Fund to the Paying Agent, for further distribution to the Company Securityholders. Notwithstanding the foregoing, in no event shall the Company Securityholders be entitled to payments from Parent pursuant to this Section 3.6 of any amount in excess of the Adjustment Escrow Amount, nor shall Parent have any liability for any amounts due under this Section 3.6 in excess of an amount equal to the Adjustment Escrow Amount. (ii) If the Final Adjusted Purchase Price is less than the Estimated Adjusted Purchase Price (the absolute value of such difference, an “Overpayment Amount”), then Parent shall release such Overpayment Amount from the Adjustment Escrow Fund and deliver such Overpayment Amount to any corporate fund(s) or account(s) of Parent’s sole discretion. The Overpayment Amount shall be paid solely from the funds available in the Adjustment Escrow Fund. If the funds available in the Adjustment Escrow Fund exceed the Overpayment Amount (such excess, the “Escrow Excess Amount”), Parent shall release the Escrow Excess Amount to the Paying Agent, for distribution to the Company Securityholders. The Company Securityholders shall not have any liability for any amounts due under this Section 3.5, except to the extent of the funds available in the Adjustment Escrow Fund. (iii) Any amount payable by one Party to another under this Section 3.5 will be paid by wire transfer of immediately available funds within five Business Days after the final determination of the amount of such payment, or such other date as is specified under this Section 3.5. Any amount to be distributed to the Company Securityholders under this Section 3.5 shall be distributed: (i) to each Company Stockholder by the Paying Agent in accordance with the joint written instructions delivered to the Paying Agent by Parent and the

37 Securityholders’ Representative and (ii) to each Company Optionholder, by payment from the Paying Agent to the Company of amounts allocable to such Company Optionholders, for further payment by the Company to such Company Optionholders through payroll (subject to any withholding Taxes). (iv) All payments made pursuant to this Section 3.5 shall be treated by all Parties hereto for Tax purposes as adjustments to the Estimated Adjusted Purchase Price, except as otherwise required by applicable Legal Requirement. Additional Closing Transactions. On the Closing, Parent will pay, or cause to be paid, on behalf of the Company, the amount, if any, of the Repaid Debt and the Estimated Company Transaction Expenses, in each case, by wire transfer of immediately available funds, and all Liens related to such Repaid Debt shall be terminated or released pursuant to payoff letters or otherwise. Further Action. If, at any time after the Effective Time, Parent determines any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, at Parent’s sole discretion, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are and will remain fully authorized in the name of the Company and Merger Sub or otherwise to take, and shall take, all such action. Certain Adjustments. If, following the date of this Agreement but prior to the Closing Date, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, or any similar event, then the Per Share Stock Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change. SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to Parent and Merger Sub, as of the date hereof and as of the Closing Date, that the statements in this Section 4 are true and correct, subject, in any case, to the exceptions provided in the disclosure schedule supplied by the Company to Parent and Merger Sub, dated as of the date of this Agreement (the “Disclosure Schedule”), with specific reference to the Sections or subsections of this Agreement, as applicable, to which such exception relates and any other Section(s) or subsection(s) to the extent readily apparent on the face of such disclosure that such disclosure is applicable to such other Section(s) or subsection(s): Organization and Good Standing; Organizational Documents; Directors and Officers. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, as applicable, and conduct its business as currently conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of business or the ownership

38 of its properties requires such qualification or authorization, except where any failure to be so qualified, authorized or in good standing, individually or in the aggregate, has not been, and would not reasonably be expected to be, materially adverse to the Company. Section 4.1(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, a list of all jurisdictions in which the Company is duly qualified or authorized to do business as a foreign corporation. (b) Prior to the date of this Agreement, the Company has furnished to Parent true and correct copies of the Company Organizational Documents. The Company Organizational Documents are in full force and effect and the Company is not in violation of any provision of the Company Organizational Documents. Section 4.1(b) of the Disclosure Schedule lists the directors and officers of the Company as of the date of this Agreement. Capitalization. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 9,403,156 shares of Company Common Stock, of which on the date of this Agreement 5,152,550 shares are issued and outstanding and (ii) 2,869,998 shares of Company Preferred Stock, of which on the date of this Agreement (A) 1,151,289 shares have been designated Series Seed Preferred Stock, of which on the date of this Agreement 1,151,289 shares are issued and outstanding and (B) 1,718,709 shares have been designated Series A Preferred Stock, of which on the date of this Agreement 1,718,709 shares are issued and outstanding. (b) As of the date of this Agreement, there were outstanding (i) Company Options to purchase an aggregate of 161,056 shares of Company Common Stock (of which Company Options to purchase an aggregate of 29,999 shares of Company Common Stock were exercisable), and (ii) 81,597 Company RSUs, of which 8,159 are vested. Section 4.2(b) of the Disclosure Schedule sets forth a schedule detailing each award of Company Options and Company RSUs that are outstanding as of the date hereof, together with the following information, as applicable: (i) date of grant, (ii) name of grantee, (iii) number of shares of Company Stock subject to the award, (iii) exercise price per share, (iv) vesting schedule and (v) expiration date. As of the date of this Agreement, there are no outstanding options to acquire any shares of Company Common Stock or outstanding restricted stock units giving the holder thereof the right to receive any shares of Company Common Stock. (c) All of the issued and outstanding shares of Company Stock have been, and all of the shares of Company Stock that may be issued pursuant to any Company Option, Company RSU or upon conversion of any share of Company Preferred Stock will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.2(c) of the Disclosure Schedule or except for Company Options and Company RSUs listed on the Company Securityholder Schedule, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding. Except as set forth in Section 4.2(c) of the Disclosure Schedule, no Company Option, Company RSU or share of restricted Company Stock is entitled to any acceleration as a result of or in connection with the consummation of the Merger. From and after the Effective Time, no holder of any Company Option or Company RSU will have the right to any consideration with respect thereto, except as set forth in this Agreement. The Company does not have any obligation to issue,

39 or contracts or commitments by which the Company may become bound to issue any subscription, warrant, option, convertible security, or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company. The Company does not have any obligation to sell, transfer, deliver, purchase, redeem, or otherwise acquire any shares of its capital stock or any interest therein or, except as set forth in the Company Charter, to pay any dividend or make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Other than the shares of Company Stock outstanding as of the date of this Agreement and other than Company Stock issuable upon the exercise of Company Options or upon vesting and/or settlement of the Company RSUs, there are no other outstanding securities of the Company entitled to vote on any matters put to a vote of Company Stockholders. Other than the shares of Company Stock outstanding as of the date of this Agreement, there are no other outstanding securities of the Company entitled to vote on any matters put to a vote of Company Stockholders. All Company Options, Company RSUs and all of the issued and outstanding shares of capital stock of the Company have been offered, issued, and sold by the Company in compliance with all applicable Legal Requirements. As of the Effective Time, all of the outstanding shares of Company Stock are owned of record by the holders and in the respective amounts as are set forth on the Company Securityholder Schedule. (d) Except as set forth in Section 4.2(d) of the Disclosure Schedule, the securities of the Company are not subject to any voting trust agreement, member agreements, registration rights agreements, buy sell agreements or other Contract, option, proxy, pledge, right of first refusal or preemptive right, including any Contract restricting or otherwise relating to the ownership, voting rights, distribution rights or disposition thereof. At the Closing, Parent will acquire good title to all of the securities of the Company free and clear of Liens (other than Permitted Liens). There are no Actions by any current or former equityholders of the Company or holders of any Company Options or Company RSUs against or involving the Company, any of their respective directors, officers or employees or any other current or former equityholder of the Company or holder of any Company Option or Company RSU, in each case, in their respective capacities as such. (e) All of the issued and outstanding shares of Company Stock are represented by certificates or Company Book-Entry Shares. (f) The Company Securityholder Schedule allocates the Merger Consideration among the Company Securityholders in accordance with the Company Organizational Documents and applicable Legal Requirements. No Subsidiaries. The Company does not control, directly or indirectly, any corporation, limited liability company, partnership, joint venture, association or other business entity, and the Company does not own or hold, nor has the Company ever owned or held, any equity interests or any other securities of, and has not at any time made any other investment in, any other Person. The Company is not a participant in any joint venture, partnership or similar arrangement. The

40 Company has not agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution to any Person. Company Equity Awards. Each of the currently outstanding Company Options and Company RSUs was granted under the Company Equity Plan. True and correct copies of the Company Equity Plan and all agreements pursuant to which all outstanding Company Options and Company RSUs issued thereunder were granted, have been provided or made available to Parent, and such plans and Contracts have not been amended, modified or supplemented since being provided to Parent, and there are no Contracts or understandings to amend, modify or supplement such plans or Contracts in any case from those made available or provided to Parent. 4.5 Authority; No Conflict. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required by this Agreement to be executed and delivered by the Company at or prior to the Closing and to perform its obligations under this Agreement and thereunder and to consummate the Transactions contemplated by this Agreement and thereby. The execution, delivery and performance by the Company of this Agreement and each instrument required by this Agreement to be executed and delivered by the Company at or prior to the Closing and the consummation by the Company of the Transactions by this Agreement and thereby have been duly and validly authorized by all necessary corporate action; and, other than the receipt of the Requisite Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any instrument required by this Agreement to be executed and delivered by the Company at or prior to the Closing or to consummate the Transactions. The Company Board has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, (ii) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (iii) approved and adopted this Agreement and the Transactions (including the Merger) and (iv) determined to recommend that the Company Stockholders approve and adopt this Agreement and approve each of the Transactions (including the Merger). None of such actions by the Company Board has been amended, rescinded or modified. (b) This Agreement has been, and each instrument required by this Agreement to be executed and delivered by the Company at or prior to the Closing will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and the Securityholders’ Representative, constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar Legal Requirements of general application affecting the rights and remedies of creditors, and to general equity principles. (c) The execution, delivery and performance of this Agreement by the Company and each instrument required by this Agreement to be executed and delivered by the Company at the Closing, the compliance by the Company with the provisions of this Agreement and each instrument required by this Agreement to be executed and delivered by the Company at the Closing and the consummation of the Transactions by this Agreement or thereby, will not

41 (i) conflict with or violate the Company Organizational Documents or require any consent thereunder, (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, or result in the loss of any benefit to which the Company is entitled under any Permit or any Contract to which the Company is party or that any of its respective properties, assets or businesses are bound by, (iii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of the Company or any shares of Company Stock or (iv) violate any Legal Requirement applicable to the Company, other than in the cases of clauses (ii)-(iv), for any such conflict, breach, default, resulting right, notice, consent, waiver, Lien or violation, individually or in the aggregate, that would not be, and would not reasonably be expected to be, material to the Company. Consents. As of the date of this Agreement, except as set forth on Section 4.6 of the Disclosure Schedule, no consent, approval, order, permit or authorization of, or registration, declaration or filing with, or notification to (together, the “Consents”) any Governmental Authority by the Company in connection with, or as a result of, the execution, delivery or consummation of this Agreement, the Merger or the other Transactions to be consummated at the Closing as contemplated by this Agreement, except for (i) the Requisite Stockholder Approval, (ii) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) any filings with the FTC and DOJ as required by the HSR Act, and (iv) and post-signing notice to DCSA consistent with 32 CFR 117.8(c)(7)(i). Vote Required. The affirmative vote of holders of (a) at least 55% of the outstanding shares of Company Preferred Stock, voting together as a single class on an as-converted to common stock basis, (b) solely with respect to the Series A Preferred Stock, a majority of the outstanding shares of the Series A Preferred Stock, voting exclusively and as a separate class, and (c) a majority the outstanding shares of Company Stock, voting together as a single class on an as-converted to common stock basis, are the only votes of the holders of any of the Company Stock necessary to approve and adopt this Agreement and approve the Transactions by this Agreement, including the Merger (collectively, the “Requisite Stockholder Approval”). Absence of Changes. Since the Balance Sheet Date through the date of this Agreement, there has been no Material Adverse Effect. Since the Balance Sheet Date, the Company has conducted its business only in the ordinary course of business and the Company has not taken any action that, if taken after the date of this Agreement, would require Parent’s consent under Section 6.1(b). Financial Statements. Attached as Section 4.9 of the Disclosure Schedule are the following financial statements (collectively, the “Financial Statements”): (i) the unaudited balance sheet of the Company as of December 31, 2024 (the “Balance Sheet”) and the related income statements for the fiscal year then ended, including the notes thereto, and (ii) the unaudited balance sheet of the Company as of September 30, 2025 (the “Balance Sheet Date”) and the related income statement for the nine-month period then ended, in each case prepared in accordance with the Accounting Principles, consistently applied except as disclosed therein. The Financial Statements are true and correct, were prepared in accordance with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP as of the dates and for the periods indicated therein. The

42 Company has not taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program. Absence of Undisclosed Liabilities; Indebtedness. The Company does not have any Liabilities except for (a) Liabilities specifically reflected on, and fully reserved against in, the Balance Sheet, (b) Liabilities which have arisen under Contracts in the ordinary course of business since the Balance Sheet Date, (c) Liabilities incurred in connection with this Agreement and the Transactions that constitute Company Transaction Expenses, and (d) Liabilities incurred in connection with the performance of Contracts with customers (other than those arising out of a breach or violation of a Contract). Except as set forth in Section 4.10 of the Disclosure Schedule, there is no Indebtedness of the Company. Accounts Receivable. All of the accounts and notes receivable of the Company that are reflected on the Balance Sheet, or that have arisen since the date of the Balance Sheet, have arisen from bona fide transactions in the ordinary course of business and are valid, genuine and subject to the allowance for doubtful accounts set forth therein, fully collectible in the aggregate amount thereof; provided, that the foregoing shall not be construed as a guarantee of such collectability. Taxes. (a) (i) All income and other material Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Tax Authority and all such Tax Returns are true and correct in all material respects, and (ii) all material Taxes required to be paid by or on behalf of the Company (whether or not shown on any such Tax Returns) or for which the Company may otherwise be responsible, have been fully and timely paid. (b) The Company complied, in all material respects, with all applicable Legal Requirements relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Tax Authority all amounts required to be so withheld and paid under Tax Law. (c) Parent has received or the Company has made available to Parent complete copies of (i) all income Tax Returns of the Company for any tax period ending after January 17, 2023, and (ii) all Audit reports, statements of deficiency or other similar correspondence issued to the Company for Tax periods for which the applicable statutory periods of limitations has not expired. (d) No written claim has been made by a Tax Authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation in that jurisdiction with respect of Taxes that would be covered by or the subject of such Tax Return. (e) All material deficiencies asserted or assessments made by any Tax Authority for Taxes with respect to the Company have been fully paid or otherwise settled without any further liability to the Company from and after the Reference Time. No U.S. federal, state, local or foreign Audits, investigations or other administrative proceedings or court proceedings are

43 presently pending or have been threatened or proposed in writing with regard to any Taxes or Tax Returns filed by, with respect to or on behalf of the Company. (f) The Company uses the cash method of accounting for Tax purposes. Since December 31, 2024, the Company has not, inconsistent with past practices, made, revoked or changed any election in respect of Taxes or adopted or changed any accounting method in respect of Taxes. (g) None of the Company or any other Person on behalf of the Company (i) requested any extension of time within which to file any Tax Return, other than customary extensions for which no approval is required, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. (h) The Company has not been, and will not be, a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date. (i) The Company does not own any interest in an entity, nor is it a party to any contractual arrangement or joint venture or other arrangement that is characterized as a partnership for U.S. federal income Tax purposes. (j) The Company is not a party to any Tax sharing, allocation, indemnity or similar agreement, contract or arrangement pursuant to which it will have any obligation to make any payments after the Closing, excluding any customary commercial contracts entered into in the ordinary course of business the principal purpose of which is unrelated to Taxes. (k) The Company is not subject to any private letter ruling of the IRS or comparable rulings of any Tax Authority. (l) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company, other than any Liens for Taxes not yet due or payable or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP. (m) The Company has never been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. The Company does not have any Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or by contract. (n) The Company has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become resident for Tax purposes in any country other than the country of its organization.

44 (o) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction within the two-year period ending on the date of this Agreement that was intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code). (p) The Company will not be required to include any material item of income, or exclude any material deduction, in the computation of taxable income (including any Company item that may be included in the computation of the taxable income of Parent or any of its Affiliates for any taxable period or portion thereof ending after the Closing Date) as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing, (ii) any deferred revenue or other prepaid amount received or accrued prior to the Closing Date outside of the ordinary course of business, (iii) any change of method of Tax accounting, “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign law) or intercompany transaction made, requested, required or entered into prior to the Closing or (iv) use of an impermissible method of accounting prior to the Closing. (q) To the Company’s Knowledge, no Company Stockholder holds any Company Stock that is non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a timely election under Section 83(b) of the Code has not been made. (r) The Company has not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) or any comparable Legal Requirements of jurisdictions other than the United States. (s) The Company is in compliance with all applicable Legal Requirements related to escheatment and unclaimed property. (t) The Company is, and has been since its formation, an entity that is treated as a corporation for U.S. federal income tax purposes. Property and Sufficiency. (a) The Company has good and marketable title to, or a valid leasehold interest in, all of the properties and tangible assets (i) reflected on the Balance Sheet (other than assets sold or disposed of in the ordinary course of business since the date of the Balance Sheet) or (ii) material to the conduct of the business and operations of the Company as currently conducted (collectively, the “Personal Property Assets”), and none of such properties or tangible assets is subject to any Lien other than Permitted Liens. The Company does not own, and has never owned, any real property. (b) Each of the leases or subleases for real property of the Company is identified in Section 4.13(b) of the Disclosure Schedule (the “Real Property Leases”). The Company has made available to Parent true and correct copies of all Real Property Leases. (c) The Company has not transferred or assigned any interest in any Real Property Lease, nor has the Company subleased or otherwise granted rights of use or

45 occupancy of any of the premises described therein to any Person. The facilities subject to a Real Property Lease (each, a “Leased Premise”) and the personal property owned or leased by the Company are, in all material respects, in good operating condition and repair and free from any material defects, reasonable wear and tear excepted, and are suitable for the uses for which they are being used in all material respects. No contractual or Legal Requirement precludes or materially restricts the ability to use any Leased Premise by the Company for the current or contemplated use of such Leased Premise. There are no material latent defects or material adverse physical conditions affecting a Leased Premise. The Company’s possession and quiet enjoyment of the Leased Premises has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to any Real Property Lease. There exists no material default under any of the Real Property Leases by the Company or, to the Knowledge of the Company, any other party thereto. No event has occurred or condition exists that with notice or lapse of time, or both would constitute a material default by the Company, nor to the Knowledge of the Company, by any other party thereto, under any of the Real Property Leases. The Leased Premises constitute all real property currently used in the business of the Company. (d) The Company has all material certificates of occupancy and Permits of any Governmental Authority necessary or useful for the current use and operation of each of the Leased Premises, and the Company has complied with all material conditions of the Permits applicable to them. No material default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit applicable to the Leased Premises. (e) The Company does not own, hold or is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein. (f) The Personal Property Assets, together with the Leased Premises, Company’s Registered Intellectual Property and any other Intellectual Property licensed by the Company, constitute all of the assets and services used by the Company to operate and conduct its business as currently conducted and constitute all of the assets and services needed by the Company to continue operating and conducting its business immediately after the Closing. Environmental Matters. Since January 17, 2023, (a) the Company is and has been in compliance in all material respects with all applicable Environmental Laws, (b) there has been no material release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased, or otherwise used by the Company that would reasonably be expected to be material to the Company, (c) there have been no Hazardous Substances generated by the Company that have been disposed of, or come to rest at, any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority within or outside the United States that would reasonably be expected to be material to the Company, (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act stored on, any site owned, leased or otherwise used by the Company, except for the storage of hazardous waste in compliance with Environmental Laws or

46 that would reasonably be expected to be material to the Company and (e) the Company has made available to Parent true and correct copies of all material environmental records, reports, notifications, certificates of need, Environmental Permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments in the possession of the Company or any of their respective Representatives. The Company has not, since January 17, 2023, received written notice from any Governmental Authority regarding any actual or alleged material violation of or material liability or material investigatory, corrective or remedial obligation under Environmental Laws applicable to the operations at the Leased Premises. The Company is not subject to any current or, to the Knowledge of the Company, threatened claim, order, directive or complaint asserting a material remedial obligation or material liability under Environmental Laws with respect to conditions at any of the Leased Premises. The Company holds and is in material compliance with all material Permits required under Environmental Laws for its current operations at and occupancy of the Leased Premises. Material Contracts. All of the following Contracts, other than any Company Plan, to which the Company is a party or by which any of them or their respective assets or properties are bound, in each case as of the date of this Agreement, are set forth in Section 4.15 of the Disclosure Schedule by reference to the applicable subsection below (together with the Company IP Agreements, the “Material Contracts” and each a “Material Contract”): (a) any Contract, except for Company Plans, or series of related Contracts with the same counterparty or its Affiliates which requires aggregate future expenditures to or from the Company in excess of $100,000; (b) any Contract for the sale of any commodity, product, material, supplies, equipment, IT Assets or other personal property for a sale price in excess of $200,000; (c) any Contract providing for indemnification to or from any Person with respect to liabilities to any Person, other than in the ordinary course of business; (d) all Real Property Leases; (e) any distributor, reseller or similar Contract under which the Company does not have the right to terminate without penalty on less than 30 days’ notice; (f) any Contract, except for Company Plans, with any current or former stockholder or current employee, consultant or independent contractor, or current or former officer, manager or director of the Company, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act),(with respect to such Persons that are natural persons) any member of his or her immediate family or any trust, partnership or other legal entity in which any of the Persons referenced in the foregoing clauses has a material economic interest (any of the foregoing, a “Related Party”); (g) any Contract with any executive, officer, director or employee of the Company that (i) provides for annual base compensation in excess of $150,000, (ii) provides for the payment of compensation or benefits upon or in connection with the consummation of the transactions contemplated by this Agreement or (iii) provides for the payment of severance,

47 termination or notice payments or benefits (other than statutory payments and benefits required by law) upon a termination of the applicable person’s employment or service with the Company; (h) any Contract under which (i) a third party has a right of first refusal or right of first offer or that otherwise purports to limit the ability of the Company to own, sell, transfer, pledge or otherwise dispose of any material portion of the assets or business of the Company or (ii) the Company is restricted in any material respect (excluding any employee or contractor non-solicit or similar provision) from carrying on any business or other services or competing with any Person anywhere in the world; (i) any loan agreement, indenture, note, bond, debenture or any other Contract evidencing Indebtedness or a Lien to any Person or any commitment to provide any of the foregoing, or any agreement of guaranty, indemnification or other similar commitment with respect to the Liabilities of any other Person; (j) any Contract for the disposition of any of the Company’s material assets or business (whether by merger, sale of stock, sale of assets or otherwise), other than outside the ordinary course of business; (k) any Contract for the acquisition of the business or capital stock of another Person (whether by merger, sale of stock, sale of assets or otherwise); (l) any Contract concerning a joint venture, joint development, partnership or other similar arrangement with one or more Persons; (m) any hedging, futures, options or other derivative Contract; (n) any Contracts with a Major Customer; (o) any Contracts with a Major Supplier; (p) any Contract under which the Company has agreed not to bring legal action against any third Person for any reason; (q) any settlement, conciliation or similar agreement with any Governmental Authority or any other Person, or similar contract pursuant to which the Company is obligated to pay after the date of this Agreement or to satisfy any material non-monetary obligations; (r) any other Contract (or group of Contracts with the same counterparty) which contains any “most favored nation” or similar provision (including the provision of exclusive, first or concurrent access to certain product features) or grants any Person exclusive rights in connection with any material product or material technology of the Company; (s) any Contract providing for the development, distribution, modification or delivery, deposit into escrow, or release from escrow, of any Proprietary Products or Company Intellectual Property, independently or jointly, by or for the Company or that otherwise materially and adversely affects the use or enforcement by the Company of any

48 Company Intellectual Property (including any settlement agreement, covenant not to assert and consent to use) (other than contracts with employees or any contingent workers that are on the Company’s standard forms); (t) any Active Government Contract with annual recuring revenue in excess of $350,000; or (u) any commitment, whether oral or written, to enter into any contract of the type described above. Each Contract disclosed in the Disclosure Schedule pursuant to this Section 4.15 is a valid and binding agreement of the Company and is in full force and effect in accordance with its terms, and neither the Company nor, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any of the foregoing Contracts (a “default” being defined for purposes of this Agreement as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default or right of termination), nor will the consummation of the Transactions give rise to any such default or breach. As of the date of this Agreement, no party to any of the foregoing Contracts has exercised any termination rights with respect thereto, and, other than disputes in the ordinary course of business, no party has given notice of any material dispute with respect to any of the foregoing Contracts that remain unresolved. True and correct copies of each of the written Contracts including any amendments thereto (subject to customary redaction of competitively sensitive information) have been made available to Parent (including pursuant to a “clean team” or similar agreement between the parties). Certain Relationships and Related Transactions. (a) No Related Party is indebted to the Company other than advances for expenses in accordance with the Company’s written policies, (b) no Related Party is a party to any contract or transaction that is still in effect with the Company, (c) no Related Party owns any asset used in, or necessary to, the business of the Company, (d) no Related Party has filed any Action or, to the Knowledge of the Company, has any cause of action against the Company, (e) no Related Party controls or has an economic interest in any Person that has a material business relationship with the Company and (f) there is no transaction involving the Company of the nature described in Item 404 of Regulation S-K under the Securities Act. Insurance. Section 4.17 of the Disclosure Schedule contains a true and correct list as of the date of this Agreement of all insurance policies maintained by or on behalf of the Company (the “Insurance Policies”). True and correct copies of the Insurance Policies have been made available to Parent. The Insurance Policies are in full force and effect, all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of such Insurance Policies. The Company has not received any written notices from any issuer of any of the Insurance Policies canceling or amending them. There is no claim by the Company pending under any of such Insurance Policies as to which coverage has been denied or disputed by the underwriters and the Company has not received any notice stating that coverage has been questioned, denied or disputed by the underwriters of such policies. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

49 Intellectual Property. (a) Section 4.18(a)(i) of the Disclosure Schedule sets forth, as of the date of this Agreement, true and correct lists of: (i) the following Company Intellectual Property, including for each item, the jurisdiction (or, in the case of Internet domain names, the registrar) in which each such item has been registered or filed, the applicable registration, application or serial number or similar identifier, all actions that are required to be taken within ninety (90) days following the date of this Agreement in order to obtain, perfect or maintain each such item in full force and effect and any other Person that has an ownership interest in such item and the nature of such ownership interest: (A) all patents and pending patent applications; (B) all registered trademarks and service marks, Internet domain names, and pending trademark and service mark applications; and (C) all registered copyrights and pending copyright applications. For purposes of this Agreement, the “Company’s Registered Intellectual Property” shall mean the above category (i), collectively. (ii) Section 4.18(a)(ii) of the Disclosure Schedule sets forth, as of the date of this Agreement, true and correct lists of all Proprietary Products, social media accounts, and material unregistered trademarks owned or controlled by the Company. (b) The Company possesses and solely and exclusively owns all right, title and interest in and to all Company Intellectual Property free and clear of all Liens (other than Permitted Liens) and otherwise has valid rights to use all other Intellectual Property used or held for use in its business, as currently conducted (collectively, “Business Intellectual Property”); provided, that the foregoing shall not constitute a representation or warranty in respect of non- infringement of third party Intellectual Property. The Business Intellectual Property constitutes all the Intellectual Property used by the Company to operate and conduct its business as currently conducted and constitutes all of the Intellectual Property needed by the Company to continue operating and conducting its business immediately after the Closing. The Company has not transferred (in whole or in part) ownership of, or granted any exclusive rights in, any Company Intellectual Property to any third party. (c) All of the Company’s Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable (except with respect to applications), and all necessary documents and certificates in connection with the Company’s Registered Intellectual Property have been filed with, and all relevant fees have been paid to, the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting, and maintaining the Company’s Registered Intellectual Property.

50 (d) The conduct of the business of the Company (including, for clarity, the design, development, hosting, marketing, sale, distribution and/or provision of Proprietary Products) does not infringe upon, dilute, misappropriate or otherwise violate any Intellectual Property of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction. (e) As of the date of this Agreement, (i) there is no pending or threatened in writing, Action in any jurisdiction, challenging the use, ownership, registrability, validity or enforceability of any Company Intellectual Property or alleging that the activities or the conduct of the Company’s business dilutes, misappropriates, infringes, or violates the Intellectual Property of any Person and (ii) the Company is not party to any settlement, covenant not to sue, consent, decree, stipulation, judgment, or order resulting from any Action which (A) permits third parties to use any of the Company Intellectual Property without payment, (B) materially restricts or impairs the Company’s rights in the Company Intellectual Property, (C) materially restricts or impairs the Company’s business in order to accommodate any other Person’s Intellectual Property or (D) requires any future payment by the Company to any Person. (f) To the Company’s Knowledge, no Person is misappropriating, infringing, diluting or violating any Company Intellectual Property. The Company has no pending or threatened in writing Action in any jurisdiction alleging any Person is misappropriating, infringing, diluting or violating any Company Intellectual Property. (g) The Company has taken commercially reasonable measures to maintain the secrecy of all confidential information and all trade secrets owned by the Company or provided to the Company by any other Person. All past and present employees, advisors, consultants and independent contractors of the Company who have made contributions to the development of any material Intellectual Property for or on behalf of the Company have entered into a valid and enforceable written agreement that assigns to the Company by way of a present assignment, all of their right, title and interest in and to the portions of such Intellectual Property developed by them in the course of their work for the Company. To the Company’s Knowledge, no past or present employee, officer, advisor, consultant, independent contractor or other third party is in violation of their confidentiality and nondisclosure and/or assignment of inventions agreement(s), as applicable, with the Company. (h) The Company has not granted nor is the Company obligated to grant access or a license to any of its source code for Company Software or otherwise make such source code available (including, in any such case, any conditional right to access or under which the Company has established any escrow arrangement for the storage and conditional release of any of its source code) other than to current employees or third-party consultants, independent contractors or other third parties who are subject to a written confidentiality agreement and permitted to access portions of the Company Software solely to the extent necessary to provide development, maintenance or repair services therefor. (i) Section 4.18(i) of the Disclosure Schedule accurately identifies, as of the date of this Agreement, (i) each item of Open Source Code that is currently contained in, distributed with, or incorporated into any Proprietary Product, (ii) the applicable license governing each such item of Open Source Code, and (iii) whether such Open Source Code is modified and/or

51 distributed by the Company. No Proprietary Product is subject to the provisions of any Open Source Code license (including any general public license, limited general public license or other similar Contract) which require the licensing of such Proprietary Product or any portion thereof for the purpose of making modifications or derivative works, require the distribution of such Proprietary Product or any portion thereof without charge, require the disclosure, licensing or distribution of any source code of any Proprietary Product or otherwise impose a limitation, restriction or condition on the right of the Company to distribute any Company Software or any portion thereof (excluding any requirements related to notice and attribution). The Company is in material compliance with the terms and conditions of all licenses for Open Source Code currently contained in, distributed with, or incorporated into any Proprietary Product. (j) Other than (i) routine inbound “click-wrap”, “shrink-wrap” and similar, commercially available software made available under standard end-user non-negotiated, non-exclusive license agreement, (ii) non-exclusive, standard end-user license agreements entered into in the ordinary course of business between the Company and its customers, (iii) non-disclosure agreements entered into in the ordinary course of business, (iv) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (v) standard agreements entered into in the ordinary course of business with Company’s employees, contractors, directors, and executives on a standard form of agreement made available to Parent prior to the date of this Agreement, Section 4.18(j) of the Disclosure Schedule lists, as of the date of this Agreement, (A) all Contracts to which the Company is a party with respect to any licenses of or other permissions to use Intellectual Property granted to or by the Company, and (B) all Contracts that relate to the acquisition, divestiture, assignment or development (including joint development) of Intellectual Property to or by the Company (collectively, “Company IP Agreements”). (k) No funding or facilities of a Governmental Authority, university, college, other educational institution or research center was used in the development of any material Company Intellectual Property in a manner that adversely affects the Company’s ownership of such Company Intellectual Property. Except as would not reasonably be expected to be material, the Company has taken all commercially reasonable steps required under each Government Contract and applicable Legal Requirements, or the terms of any Government Contract or associated solicitations to assert, protect and support all Company Intellectual Property, so that no more than the minimum rights or licenses required under applicable Legal Requirements, regulations, or the terms of any Government Contract or associated solicitations will have been provided or offered to the applicable Governmental Authority or counterparty to such Government Contract. To the Company’s Knowledge, no current or former employee, founder, advisor, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any material Company Intellectual Property has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, founder, advisor, consultant or independent contractor was also performing services for the Company. (l) The Company has implemented and abides by commercially reasonable standards consistent with industry standards for companies providing similar services to protect the Company IT Assets from unauthorized disclosure, use or modification and to maintain the security, integrity and continuous operation of the Company IT Assets, including to

52 prevent Contaminants. Since January 17, 2023, to the Company’s Knowledge, there has been no breach of security or unauthorized access involving any Company IT Assets. All Company Software and Company IT Assets are free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that would reasonably permit unauthorized access or the unauthorized disablement or erasure of such Company IT Asset or Company Software or that would otherwise materially and adversely affect the operation, functionality, performance or use of such Company IT Asset or Company Software (collectively, “Contaminants”). (m) The Company owns or otherwise has a valid and enforceable right to use all Company IT Assets. The Company IT Assets (i) are in good working order, free from material defects, sufficient for the conduct of the Company’s business as currently conducted and materially function in accordance with all applicable documentation and specifications, (ii) are maintained and supported in accordance with standard industry practice, and (iii) to the Knowledge of the Company, since January 17, 2023, have not materially malfunctioned or had a material failure (except as has been remedied in a commercially reasonable manner). The Company has implemented and maintains commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the information systems that they own or control. (n) AI Technologies. The Company has not developed, fine-tuned, optimized or created any Company-owned artificial intelligence models or similar models as proprietary products. The Company has (i) obtained all licenses and consents, provided all notices and disclosures, and taken all other steps required by Legal Requirements in order to collect and use all AI Inputs in the conduct of the Company’s business as currently conducted (including as needed to use AI Inputs to develop, train, refine, fine tune, distill, test or improve the Company’s AI Technologies), and (ii) complied with all use restrictions and other requirements of any license, consent, right or other Contract (including any website terms of use or terms of service) governing the Company’s collection and use of such AI Inputs. The Company (i) uses all AI Technologies in material compliance with the applicable license terms; (ii) has not included and does not include any sensitive trade secrets or material confidential information of the Company, or of any Person under an obligation of confidentiality by the Company, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools; and (iii) has not used AI Technologies to develop any material Company Intellectual Property that the Company intended to maintain as proprietary in a manner that it believes would affect the Company’s ownership or rights therein. The Company has not been subject to any (i) material Actions challenging the Company’s ethical, safe or responsible use of AI Technologies; (ii) Actions regarding the Company’s development or deployment of any Proprietary Products that include AI Technologies, including any allegations that any AI Input or AI Output infringes, violates or misappropriates a third party’s rights, including Intellectual Property, privacy or publicity rights; or (iii) requests for information or testimony from Governmental Authorities concerning any Proprietary Products that include AI Technologies. Privacy and Data Security.

53 (a) The Company is, and since January 17, 2023 has been, in material compliance with (i) all applicable Data Protection Laws, (ii) the Company’s own published policies relating to the privacy, security, or Company’s Processing of Personal Data, and (iii) all contractual commitments to which the Company is legally bound relating to the privacy, security, or Company’s Processing of Personal Data (collectively (i) through (iii), the “Company Privacy Commitments”). (b) To the extent required by applicable Data Protection Laws, the Company has implemented and complies in material respects with procedures for conducting due diligence on all third parties that have been engaged by the Company to Process Personal Data on behalf of the Company (collectively, “Data Partners”), to access, receive or otherwise Process Personal Data. The Company has since January 17, 2023 had contracts in place with all Data Partners which impose on such Data Partners obligations related to privacy, security, and the Processing of Personal Data that, at a minimum, comply in material respects with Company Privacy Commitments. (c) Since January 17, 2023, in relation to any Security Incident and/or actual, alleged, or potential violation of a Company Privacy Commitment, neither the Company nor to the Company’s Knowledge any Data Partner has (i) received any written subpoenas, demands, claims, complaints, or other written notices from any Governmental Authority or any other Person or (ii) been required to notify any Person. To the Company’s Knowledge, there are no facts or circumstances that could give rise to the occurrence of (i) or (ii). (d) The Company has implemented, and since January 17, 2023 maintained and complied in material respects with, reasonable technical, physical, and organizational measures, including a written information security program, that materially comply with applicable Company Privacy Commitments, and are designed to protect the confidentiality, integrity, and availability of the Personal Data maintained within the Company IT Assets, and protect Personal Data and other confidential information from Security Incident. The Company regularly tests its written information security program by conducting security audits, penetration tests, and/or vulnerability scans, and the Company has not identified any medium, high, or critical vulnerabilities that have not been fully remediated. (e) Since January 17, 2023, to the Company’s Knowledge, neither the Company, nor to the Company’s Knowledge any Data Partners, has experienced any Security Incident. (f) To the Company’s Knowledge, the execution of this Agreement and the Company’s performance of its obligations hereunder shall not violate any Company Privacy Commitments or give rise to any right of termination or other right to impair or limit the Parent’s rights to own and Process any Personal Data used in or necessary for the operation of the Company’s business. (g) The Company maintains insurance coverage containing industry standard policy terms and limits that are reasonably appropriate to the risk of liability relating to any Security Incident, unauthorized Processing of Personal Data, or violation of the Company Privacy Commitments, and no claims have been made under such insurance policy(ies).

54 Benefit Plans. (a) Section 4.20(a) of the Disclosure Schedule includes a true and correct list of all material Company Plans, and the Company has provided or made available to Parent a complete copy of each material Company Plan (or, in the case of any unwritten Company Plan, a description of the material terms thereof), and all amendments thereto, as well as, if applicable, a copy of each trust or other funding arrangement, each summary plan description and summary of material modifications, and the most recent determination or opinion letter received from the IRS. To the extent applicable, the Company has delivered or made available to Parent true and correct copies of the most recently filed Form 5500 Series annual reports for each Company Plan, together with all schedules, attachments, and related opinions, all related agreements, insurance contracts and other agreements which implement each such Company Plan, and copies of any written correspondence from or to the IRS, the Department of Labor or other Governmental Authority relating to an investigation, audit or penalty assessment with respect to any Company Plan or relating to requested relief from any liability or penalty relating to any Company Plan. (b) The Company is and has been in material compliance with its obligations under the terms of each Company Plan. (c) Each Company Plan is currently in material compliance with, and has been administered and operated in material compliance with, its terms and all applicable statutes, orders, rules and regulations, whether as a matter of substantive Legal Requirement or in order to maintain any intended Tax qualification. Each Company Plan which is intended to be a “qualified plan” as described in Section 401(a) of the Code has obtained a determination or opinion letter from the IRS, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Company Plan for any period for which such Company Plan would not otherwise be covered by an IRS determination and, to the Knowledge of the Company, there are no facts that could reasonably be expected to adversely affect such qualification. (d) Neither the Company nor its ERISA Affiliates maintain, sponsor or contribute to any single employer plan (as such term is defined in Section 4001(b) of ERISA) subject to Title IV of ERISA or any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA), nor, since January 17, 2023, have they incurred any liability, including, withdrawal liability, with respect to any such plan that remains unsatisfied. No Company Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. (e) With respect to all Company Plans and related trusts subject to ERISA, there are no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) that could subject any Company Plan, related trust or party dealing with any such Company Plan or related trust to any tax or penalty on prohibited transactions imposed by Section 501(i) of ERISA or Section 4975 of the Code.

55 (f) There are no Actions (other than routine claims for benefits by employees of the Company or any ERISA Affiliate, or the beneficiaries or dependents of such employees, arising in the normal course of operation of a Company Plan) pending, or to the Knowledge of the Company, threatened, with respect to any Company Plan. (g) Except as set forth on Section 4.20(g) of the Disclosure Schedule, the Company does not have any obligations under any Company Plan to provide post-retirement medical benefits to any employee or any former employee of the Company other than statutory liability for providing group health plan continuation coverage under Part 5 of Title I of ERISA and Section 4980B of the Code or applicable state Legal Requirements or for a limited period of time following a termination of employment. (h) Except as set forth on Section 4.20(h) of the Disclosure Schedule, neither the negotiation or execution of this Agreement, nor the consummation of the Transactions will, either alone or in combination with another event, (i) entitle any current or former employee, officer or other service provider of the Company to any payment or benefit, including without limitation severance, retention or change of control bonus compensation or any other similar or additional right, or (ii) accelerate the time of payment or vesting, require the funding of, or increase the amount of compensation or benefits due to any such current or former employee, officer or other service provider, except in the case of (i) or (ii) as expressly provided in this Agreement. (i) Each Company Plan that is subject to the requirements of Section 409A of the Code has been operated in material compliance with such Section and the Treasury Regulations and notices promulgated thereunder. No Company Option has an exercise price that was less than the fair market value of the underlying equity as of the date such Company Option or equity award for which it was exchanged or substituted, was granted. (j) No amounts paid or payable under the Company Plans or to any “disqualified individual,” as defined in Section 280G(c) of the Code, with respect to the Company will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code, determined without regard to any payments or benefits provided by Parent or its Affiliates that are not fully disclosed to the Company at least ten Business Days prior to Closing. Personnel. (a) Section 4.21(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, with respect to each current Employee (including any Employee who is on a leave of absence) (i) the name of such Employee, (ii) the original hire date of such Employee, (iii) such Employee’s title, (iv) such Employee’s annualized base salary or hourly rate of pay as of the date of this Agreement (as applicable), (v) such Employee’s bonus and/or commission eligibility, (vi) the Employee’s work location, (vii) status as exempt or non-exempt, (viii) status as part- or full-time and (viii) active or inactive status. (b) Section 4.21(b) of the Disclosure Schedule contains a list, as of the date of this Agreement, of Service Providers who are currently engaged by and performing services for the Company and the respective compensation of each such Service Provider. Any agreements between the Company and a Service Provider have been delivered or provided to Parent.

56 (c) Any written Employment Agreement, offer letter and any amendment thereto for any Employee as of the date of this Agreement has been delivered or provided to Parent. Except as set forth in Section 4.21(c) of the Disclosure Schedule, the employment of each of the current Employees is terminable by the Company at-will (except for Contracts governed by a jurisdiction that does not recognize the “at-will” employment concept), and, except as required by applicable Legal Requirement, the Company does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of its current Employees. The Company has not entered into any written agreement that obligates Parent or any of Parent’s Affiliates to make an offer of employment to any Employee or Service Provider. (d) The Company has delivered to Parent copies of all employee manuals and handbooks with respect to Employees that are in effect as of the date of this Agreement. (e) As of the date of this Agreement, (i) none of the current officers or other Employee of the Company with a title of vice president or senior has given the Company written notice terminating his or her employment with the Company, including in connection with a sale of, or business combination relating to, the Company or in connection with this Merger; and (ii) the Company does not have a present intention to terminate the employment or engagement of any current Employee or Service Provider. (f) The Company is in compliance in all material respects with all applicable Legal Requirements relating to the employment of labor, including all such Legal Requirements relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, immigration laws, employment laws, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax. (g) The Company is not subject to any collective bargaining agreement or other contract with any labor union or labor organization that pertains to current or former employees of the Company, and no employee of the Company is represented by a labor union. There is not pending or, to the Company’s Knowledge, threatened, any picketing, labor strike, labor dispute, concerted work slowdown, lockout, walkout, concerted work stoppage or other similar material labor event involving employees of the Company, and, to the Company’s Knowledge, no union organizing activities are taking place or have taken place since January 17, 2023 with respect to such employees. (h) Since January 17, 2023, no allegations of sexual or other unlawful harassment or discrimination have been made against any director, Employee or Service Provider of the Company. During such period, there have been no proceedings or settlements involving such matters. Litigation. Except as set forth on Section 4.22 of the Disclosure Schedule, there is no, and since January 17, 2023 there has been no, (a) action, sanction, claim, charge, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, audit, inquiry, examination, investigation, hearing, complaint, criminal prosecution, notice of violation, citation, summons, subpoena,

57 investigation of any nature, demand or other proceeding (public or private) to, from, by or before any arbitrator, court, tribunal or other Governmental Authority (collectively, “Actions”) pending, or to the Company’s Knowledge, threatened against or affecting the Company, any of its properties or the Merger or the other Transactions, in law or in equity, (b) governmental inquiry or investigation (but not an Action) pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its properties (including, any inquiry as to the qualification of the Company to hold or receive any Permit) or (c) to the Company’s Knowledge, Actions pending or threatened against any Related Party in connection with the business of the Company; and, to the Company’s Knowledge, there is no reasonable basis for any of the foregoing. Since January 17, 2023, there has been no, order, writ, injunction, judgment, settlement order or decree to which the Company or any of the material assets owned by the Company has been subject. There is no Action or suit by the Company pending, threatened or contemplated against any other Person. Compliance with Instruments; Laws. (a) Compliance with Instruments. The Company is not, and has not been, since January 17, 2023, (i) in violation of any term or provision of the Company Organizational Documents, (ii) in violation of any material Permit which is required for the operation of the business conducted by the Company, or (iii) in material violation of or default under any Legal Requirement. Neither the Company nor, to the Company’s Knowledge, any officers, directors or employees of the Company (in their capacity as such), is, to the Company’s Knowledge, under investigation by any Governmental Authority with respect to, has been threatened to be charged with, or has been given notice of, any violation of any Legal Requirement. (b) Anti-Corruption. Since January 17, 2023, neither the Company nor any director, officer, employee, or to the Company’s Knowledge, agent, representative, consultant or any other Person, in each case, acting for or on behalf of the Company (each a “Company Representative”) has directly or indirectly violated any Anti-Corruption Laws; nor has the Company or any Company Representative corruptly offered, paid, promised to pay, authorized, solicited, or received the payment of money or anything of value, directly or indirectly, to or from any Person, including any Government Official: (i) to influence any official act or decision of a Government Official; (ii) to induce a Government Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Government Official to influence the act or decision of a Government Entity; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to the Company; or (vi) that would otherwise constitute an unlawful bribe, kickback, or other improper or illegal payment or benefit. Since January 17, 2023, the Company (x) has not made, offered, paid, promised, or authorized any Facilitation Payment to or for the benefit of any Government Official, (y) has not been the subject of any actual, suspected, or, to the Company’s Knowledge, threatened allegations, investigations (internal or government), litigation, voluntary or directed disclosures to any Government Entity (including but not limited to the U.S. Department of Justice, U.S. Securities Exchange Commission, or U.K. Securities Fraud Office), whistleblower reports, or other issues in any way related to the Anti-Corruption Laws and (z) has maintained and enforced commercially reasonable policies and procedures designed to

58 promote compliance by the Company and Company Representatives with the Anti-Corruption Laws. (c) Trade Controls. Since January 17, 2023, the Company and all Company Representatives have (i) been in compliance with all applicable Trade Control Laws (including obtaining and complying with any relevant government authorizations related to Trade Control Laws); and (ii) not been debarred or designated under any Trade Control Law. There is no current investigation, allegation, request for information or written inquiry by any Governmental Authority regarding the actual or possible violation of Trade Control Laws by either the Company or any Company Representative, and the Company has implemented and maintains policies and procedures to promote compliance with Trade Control laws. (d) Sanctions. Since January 17, 2023, neither the Company nor any Company Representative has (i) been a Sanctioned Person; or (ii) had dealings with a Sanctioned Person or Sanctioned Country. Since January 17, 2023, (x) the Company and Company Representatives have been in compliance with applicable Sanctions; (y) there have been no investigation, written allegation, request for information or inquiry by any Governmental Authority regarding the actual or possible violation of Sanctions by either the Company or, to the Company’s Knowledge, any Company Representative; and (z) the Company has not received any notice that there is an investigation, written allegation, request for information, or other inquiry by any Governmental Authority regarding any actual or possible violation of Sanctions. (e) Money Laundering. The operations of the Company are, and since January 17, 2023 have been, conducted at all times in material compliance with Money Laundering Laws, and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. Banking Relationships; Powers of Attorney. Section 4.24 of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and correct list of the name and location of each bank, brokerage or investment firm, savings and loan or similar financial institution in which the Company has an account or a safe deposit box or other arrangement, the account or other identifying numbers thereof and the names of all Persons authorized to draw on or who have access to such account or safe deposit box or such other arrangement. There are no outstanding powers of attorney executed by or on behalf of the Company. Company Names. Except as disclosed in Section 4.25 of the Disclosure Schedule, the Company has not had any prior names, and since its date of incorporation, the Company has not conducted business under any name other than its current name. Brokers and Finders. Except for KippsDesanto & Co. and as disclosed in Section 4.26 of the Disclosure Schedule, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees, financial advisory fees or similar fees in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

59 Anti-Takeover Statute Not Applicable. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation, including, but not limited to, Section 203 of the DGCL, or anti-takeover provision in the Company Organizational Documents is applicable to the Company, any shares of Company Stock or other Company Securities, this Agreement, the Merger or any of the other Transactions. Customers; Suppliers. Section 4.28 of the Disclosure Schedule sets forth a true and correct list of the top ten customers of the Company based on year-to-date revenues as of the Balance Sheet Date (the “Major Customers”), together with the amount of revenue for such period. The Company has not received any written or, to the Knowledge of the Company, verbal notice from any Major Customer indicating that such Major Customer: (i) will terminate its agreement(s) with the Company, (ii) will file for bankruptcy or cessation of business or (iii) otherwise will change other material terms of its business with the Company in a material way. Section 4.28 of the Disclosure Schedule sets forth a true and correct list of the top ten vendors of the Company based on dollar volume of year-to-date purchases as of the Balance Sheet Date (the “Major Suppliers”), together with the dollar volume of purchases for such period. The Company has not received any written or, to the Knowledge of the Company, verbal notice from any Major Supplier indicating that such Major Supplier: (i) will terminate its agreement(s) with the Company or (ii) otherwise will change other material terms of its business with the Company in a material way. The Company is not currently engaging, and since January 17, 2023 has not engaged, in a material dispute with a Major Customer or Major Supplier. 4.29 Government Contracts. (a) Since January 17, 2023, with respect to any Government Contract or any Government Bid, there has been no: (i) written or, to the Company’s Knowledge, oral notification of any civil fraud, criminal or bribery investigation by any Governmental Authority against the Company; (ii) written request by a Governmental Authority for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency (or other applicable Governmental Authority) or written claim of defective pricing against the Company; (iii) dispute between the Company and a Governmental Authority that has resulted in a government contracting officer’s final decision against the Company, in each case, where the amount in controversy exceeds or is expected to exceed $25,000 in fines, penalties, legal fees, accounting fees or expenses to cure or, which, regardless of any monetary cost, could reasonably be expected to impede the Company from doing business with any Governmental Authority; or (iv) voluntary or mandatory disclosure to any Governmental Authority with respect to any irregularity, misstatement, significant overpayment, or violation of any Legal Requirement arising under or relating to any Government Contract or Government Bid. (b) Since January 17, 2023, with respect to any Government Contract or Government Bid, (i) all material written representations, certifications and disclosures made by the Company were true, accurate, and complete in all material respects when made; (ii) all invoices submitted by the Company were accurate in all material respects, and any required adjustments have been promptly credited and reported to the applicable customer and recorded in the financial records of the Company; and (iii) neither any Governmental Authority nor any prime contractor, subcontractor or other Person has provided written notice to the Company that it has, or is alleged

60 to have, materially breached or violated any Legal Requirement, representation, certification, disclosure, clause, provision or requirement pertaining to any Government Contract. (c) Since January 17, 2023, the Company has not performed any Government Contract subject to cost reimbursement requirements as defined by 48 C.F.R. Subpart 16.3, or otherwise subject to cost reimbursement requirements contained in 48 C.F.R. Parts 30 or 31. (d) The Company has not been audited, investigated or received any written notice of breach, show cause or default termination or termination for cause by any Governmental Authority with respect to any Government Contract. (e) Neither the Company, nor any of its officers, employees, agents, nor any “Principal” (as defined in FAR 52.209-5) of the Company has been debarred, or suspended from participation in the award of contracts with any Governmental Authority, or been the subject of a debarment, suspension or exclusion from participation in programs funded by any Governmental Authority, nor are any of them listed on the Excluded Party Listing (the “Listing”), nor has any such debarment, suspension or exclusion proceeding or proposed Listing been initiated. (f) The Company has all personnel security clearances (“PCLs”) necessary to conduct the business of the Company as is currently being conducted. To the Company’s Knowledge, there is no existing information, fact, condition or circumstance that would reasonably be expected to result in the revocation of any PCL of the officers, directors, or employees of the Company, in each case, that would be material to the Company (taken as a whole). No Other Representations or Warranties. Subject to Section 10.1: (a) Except for the representations and warranties set forth in this Section 4 and the other Transaction Documents, neither the Company nor any of its or their Affiliates, agents, officers, directors, Employees, stockholders, or representatives makes (and the Company expressly disclaims) any express or implied representations or warranties with respect to the Company, the Company’s business and affairs, or the accuracy or completeness of any other information provided, or made available, to Parent or any of its Affiliates, agents or representatives in connection with the Transactions. (b) Neither the Company nor any other Person (including Affiliates, agents, officers, directors employees, stockholders or representatives of the Company) will have or be subject to any liabilities to Parent or any of its Affiliates, agents or representatives or any Person resulting from Parent’s use of, or the use by any of its Affiliates, agents or representatives of any such information (including information, documents, projections, forecasts or other material made available to employees, its Affiliates, agents or representatives in any “data rooms”) teaser, confidential information memorandum or management presentations in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in this Section 4 or another Transaction Document.

61 SECTION 5 REPRESENTATIONS AND WARRANTIES BY PARENT AND MERGER SUB Parent and Merger Sub represent and warrant to the Company that the statements in this Section 5 are true and correct as of the date of this Agreement and at the Effective Time (unless the particular statement speaks expressly as of another date, in which case it is true and correct as of such other date): Organization and Standing. (a) Each of Parent and Merger Sub is (i) a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where any failure to be so qualified, authorized or in good standing, individually or in the aggregate, would not be, and would not reasonably be expected to be, material to Parent or Merger Sub. (b) Each of Parent and Merger Sub has heretofore furnished to the Company a true and correct copy of its respective certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect. Neither Parent nor Merger Sub is in material violation of any of the provisions of its certificate of incorporation or bylaws. (c) Merger Sub is a direct, wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in a transaction similar to the Transactions and, since its formation, Merger Sub has not and, as of the Effective Time, will not have, (a) carried on any business, (b) conducted any operations, (c) incurred any liabilities or obligations other than the execution of this Agreement, liabilities incidental to its formation, the performance of its obligations under this Agreement and matters ancillary thereto, (d) owned any assets (other than assets with nominal value contributed upon its formation) or (e) issued any stock or other equity interests to any Person other than its sole stockholder. Authority for Agreement; No Conflict. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and each instrument required by this Agreement to be executed and delivered by each of Parent and/or Merger Sub at or prior to the Closing, and to perform their respective obligations under this Agreement and thereunder and to consummate the Transactions by this Agreement and thereby. The execution, delivery, and performance by Parent and Merger Sub of this Agreement, and each instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at or prior to the Closing and the consummation by Parent and/or Merger Sub of the Transactions by this Agreement and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the Transactions so contemplated. This Agreement has been and each instrument

62 required by this Agreement to be delivered by Parent or Merger Sub at or prior to the Closing will be duly and validly executed and delivered by Parent or Merger Sub, as the case may be, and, assuming the due authorization, execution, and delivery by the Company and the Securityholders’ Representative in respect of this Agreement, constitutes a legal, valid and binding obligation of Parent or Merger Sub, as the case may be, enforceable against Parent or Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar Legal Requirements of general application affecting the rights and remedies of creditors, and to general equity principles. (b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and each instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing, the compliance by Parent and Merger Sub with the provisions of this Agreement and each instrument required by this Agreement to be executed and delivered by Parent or Merger Sub, as applicable, at the Closing and the consummation of the Transactions by this Agreement or thereby, will not (i) conflict with or violate the governing instruments of Parent or Merger Sub, each as currently in effect or (ii) violate any Legal Requirement applicable to Parent or Merger Sub, other than in the cases of clause (ii), for any such violation, individually or in the aggregate, that would not be, and would not reasonably be expected to be, material to Parent and Merger Sub, taken as a whole. (c) No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement, and each instrument required by this Agreement to be executed and delivered by Parent and/or Merger Sub at or prior to the Closing. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, and each instrument required by this Agreement to be executed and delivered by Parent and/or Merger Sub at the Closing. Valid Issuance; Sufficient Cash on Hand. Parent and Merger Sub will have on the Closing Date funds sufficient to pay, or cause to be paid, the Total Closing Date Cash Payment, the Adjustment Escrow Amount, the Securityholders’ Representative Fund Amount and any other amounts required to be paid at the Closing in connection with the consummation of the Transactions, including all related fees and expenses. Legal Proceedings. There are no Actions pending, or to the Knowledge of Parent and Merger Sub, threatened against or affecting Parent or any Subsidiary of Parent seeking to prevent, enjoin or otherwise delay the Transactions. Brokers and Finders. Except for arrangements for which Parent or its Affiliates shall be solely responsible, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent. Litigation. As of the date hereof, there is no Action pending (or, to the knowledge of Parent or Merger Sub, being threatened) against Parent or Merger Sub, that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or

63 that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Parent. Compliance with Law. Parent and its Subsidiaries are, and since January 17, 2023 have been, in compliance in all material respects with all Legal Requirements applicable to them. Since January 17, 2023, none of Parent, any of its Subsidiaries or any of its or their executive officers has received, nor, to the Knowledge of Parent, is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that Parent or any of its Subsidiaries is not in compliance in any material respect with any Legal Requirement applicable to it. 5.8 Parent Shares. (a) As of November 7, 2025, the authorized capital stock of Parent consists of 501,000,000 shares of capital stock, each with a par value of $0.0001 per share, of which: (i) 500,000,000 shares are Parent Common Stock, of which 436,551,228 shares of Parent Common Stock are issued and outstanding and (ii) 1,000,000 shares are preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which zero shares of Parent Preferred Stock are issued and outstanding. (b) The shares of Parent Common Stock comprising the Additional Base Purchase Price (if any), when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and no stockholder of Parent or any of its Subsidiaries will have any preemptive right of subscription or purchase in respect thereof (except for any such rights that have been waived by the applicable stockholder). The shares of Parent Common Stock comprising the Additional Base Purchase Price (if any) will be issued with good and valid title, free and clear of all Liens other than Liens arising under applicable securities Laws, Parent’s governing documents or restrictions on transfer under this Agreement and the Lock-Up Agreement. The issuance of the Parent Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Regulation D of the Securities Act. CFIUS No Foreign Person. Neither Parent nor any of its Subsidiaries are a foreign person, as defined in 31 C.F.R. § 800.224. Parent and its Subsidiaries further represent that the transaction contemplated by this Agreement will not result in foreign control (as defined in 31 C.F.R. § 800.208) of the Company, and does not constitute a direct or indirect investment in the Company that affords a foreign person with any of the access, rights, or involvement contemplated under 31 C.F.R. § 800.211(b). No Other Representations and Warranties. (a) Except for the representations and warranties set forth in this Section 5 and the other Transaction Documents, none of Parent, Merger Sub or any of their respective Affiliates, agents, officers, directors, Employees, stockholders, or representatives makes (and each of Parent and Merger Sub expressly disclaims) any express or implied representations or warranties with respect to Parent, Merger Sub, Parent’s or Merger Sub’s business and affairs, or the accuracy or completeness of any other information provided, or made available, to the

64 Company, the Securityholders’ Representative or any of their respective Affiliates, agents or representatives in connection with the Transactions. (b) None of Parent, Merger Sub or any other Person (including the respective Affiliates, agents, officers, directors employees, stockholders or representatives of Parent and Merger Sub) will have or be subject to any liabilities to the Company, the Securityholders’ Representative or any of their respective Affiliates, agents or representatives or any Person resulting from the Company’s or the Securityholders’ Representative’s use of, or the use by any of their respective Affiliates, agents or representatives of any such information (including information, documents, projections, forecasts or other material made available to their respective employees, Affiliates, agents or representatives), teaser, confidential information memorandum or management presentations in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in this Section 5 or another Transaction Document. (c) Each of Parent and Merger Sub is an informed and sophisticated Person and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Company as contemplated under this Agreement. Each of Parent and Merger Sub has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and all Transactions. Subject to Section 10.1, Parent and Merger Sub acknowledge and agree that they are relying exclusively on the representations set forth in Section 4 and the other Transaction Documents and their own examination and investigation of the Company and that they are not relying on any other statements or documents. (d) Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges that the Company makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent or Merger Sub of future revenues, future results of operations (or any component thereof), future cash flows, or future financial condition (or any component thereof) of the Surviving Corporation or the future business and operations of the Surviving Corporation or (ii) any other written information or documents made available to Parent or Merger Sub or their counsel, accountants or advisors with respect to the Company or any of its businesses, assets, liabilities or operations, except as expressly set forth in this Agreement and the other Transaction Documents. SECTION 6 COVENANTS Ordinary Course. (a) During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement pursuant to Section 7.4 or the Effective Time (the “Pre-Closing Period”), the Company covenants and agrees that, except as required by applicable Legal Requirements, as expressly contemplated by the Transaction Documents or as Parent shall otherwise consent in writing (which consent (x) shall not be unreasonably withheld, conditioned or delayed, (y) may be provided by electronic mail specifically stating such email

65 constitutes consent for purposes of this Agreement, and (z) shall be deemed granted if Parent has not consented or affirmatively withheld in writing its consent within five Business Days of the Company’s delivery of such request), the Company shall (i) conduct its business in the ordinary course of business, (ii) use commercially reasonable efforts to preserve current relationships with employees, customers, suppliers and other Persons with which the Company has significant business relations, and (iii) keep and maintain the assets and properties of the Company in good repair and normal operating condition, ordinary wear and tear excepted, in each case. (b) By way of amplification and not limitation of the provisions of Section 6.1(a), except as set forth on Section 6.1(b) of the Disclosure Schedule, as required by applicable Legal Requirements or as expressly contemplated by the Transaction Documents, the Company shall not, during the Pre-Closing Period, directly or indirectly, do or propose to do any of the following without the prior written consent of Parent (which consent (x) shall not be unreasonably withheld, conditioned or delayed, (y) may be provided by electronic mail specifically stating such email constitutes consent for purposes of this Agreement and (z) shall be deemed granted if Parent has not consented or affirmatively withheld in writing its consent within five Business Days of the Company’s delivery of such request): (i) amend or otherwise change the Company Organizational Documents; (ii) issue, grant, sell, dispose of, or encumber or otherwise mortgage, pledge or subject to any Lien, or authorize the issuance, grant, sale, disposition, encumbrance, mortgage or pledge of, any Company Securities (other than pursuant to the exercise of Company Options under the terms thereof); (iii) (A) split, combine, recapitalize or reclassify any of the Company Securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of any of the Company, (B) amend the terms or change the period of exercisability of any Company Securities, (C) purchase, repurchase, redeem or otherwise acquire any of the Company Securities, (D) declare or pay any dividend or make any other distribution to any Person or (E) propose to do any of the foregoing (other than, in each case, pursuant to the exercise of Company Options under the terms thereof); (iv) (A) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or business thereof or any material portion of the assets thereof, in any single transaction or series of transactions or (B) form any Subsidiary; (v) enter into any joint venture, joint development or other similar arrangement with one or more Persons; (vi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or make any material reductions in force; (vii) sell, lease, dispose of, or encumber or otherwise mortgage, pledge, or subject to any Lien (which shall include any exclusive license) any assets or properties

66 of the Company (other than for (A) dispositions of obsolete or worthless assets or (B) sales of immaterial assets with de minimis or no book value, in each case, in the ordinary course of business); (viii) (A) incur, assume, or guarantee any Indebtedness for borrowed money or assume, guarantee, or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any material loans or advances or capital contributions to or investments in any other Person, other than any advance of business expenses incurred in the ordinary course of business and any applicable policy of the Company or (B) cancel any third party Indebtedness owed to the Company; (ix) make or commit to make any capital expenditures or purchase of fixed assets which are, individually or in the aggregate, in excess of $100,000, or fail to make any material capital expenditures in the ordinary course of business; (x) (A) take any action to change accounting or Tax reporting policies or change any assumption underlying, or method of calculating, any bad debt contingency or other reserve or (B) change or modify in any material respect any of the Company’s business policies, procedures or practices with respect to credit, collection, payment, accounts receivable or accounts payable outside the ordinary course of business; (xi) make (inconsistent with the past practices of the Company), revoke or change any material Tax election or settle or compromise any material U.S. federal, state, local or foreign Tax Liability, Tax assessment, Tax offset or Tax Audit, change any annual Tax accounting period, adopt or change any material method of Tax accounting, agree to an extension or waiver of a statute of limitations in connection with any Action related to Taxes, fail to file any material Tax Return when due, fail to pay any amount of Taxes when due, file any Tax Return in a manner inconsistent with past practice of the Company or file any amended Tax Return, make any voluntary Tax disclosure, surrender any right to claim a material refund (other than through the passage of time), credit or similar Tax benefit or enter into any closing agreement affecting any material Tax Liability; (xii) (A) amend, assign, terminate, or waive any material right under any Material Contract other than in the ordinary course of business, or (B) enter into any Contract that would have been a Material Contract if in existence as of the date hereof, other than entry into contracts with customers in the ordinary course of business; (xiii) sell, assign, license, dispose, divest, abandon, allow to lapse or otherwise transfer to any Person any rights to any material Company Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business; (xiv) commence an Action (other than (A) for the routine collection of bills or (B) in such cases where the Company in good faith determines that failure to commence an Action could result in the harm to the Company, provided that the Company consults with Parent prior to the filing of such Action); (xv) settle or compromise any pending or threatened Action that (A) would involve the payment by the Company of an amount greater than $100,000, (B) involves

67 or results in any material restriction on the business or operation of the Company or (C) includes any admission of fault or wrongdoing by the Company; (xvi) except in the ordinary course of business or as required by any Company Plan or Contract set forth on Section 6.1(b)(xvi) of the Disclosure Schedule, (A) increase the compensation payable or to become payable to any of its Employees, officers or directors, (B) modify any existing salary, bonus, commission, severance, equity compensation, or other equity arrangements or any other compensatory arrangements with any such Persons or modify or waive any of the terms or conditions thereof or the performance or other criteria or conditions to payment or earning thereof, (C) make any loan, advance or capital contribution to, or grant any bonus, severance or termination pay to, or terminate, enter into or amend any employment, severance or similar Contract with any of its directors, officers or other Employees, (D) establish, adopt, enter into, terminate, amend or otherwise change the coverage or benefits available under, any Company Plan for the benefit of any of its current or former directors, officers or employees, other than as specifically provided by this Agreement and for purposes of adjusting health and welfare benefits in connection with an annual renewal process, as long as such adjustment does not materially increase the cost to the Company of providing such benefits or operate to self-insure such benefits, (E) terminate any Employee or other Service Provider (other than for cause) or (F) hire any individual to serve as an employee or Service Provider to the Company; (xvii) cancel or reduce any insurance coverage; (xviii) commence any new lines of business in which the Company is not engaged as of the date of this Agreement (or actively preparing to engage as of the date of this Agreement), or discontinue or shut down any lines of business in which it is engaged as of the date of this Agreement; or (xix) take, or agree in writing or otherwise to take, any of the actions described above in this Section 6.1. (c) Notwithstanding anything herein to the contrary, the Company is hereby expressly permitted to take all necessary steps and to make all necessary filings (including, but not limited to, IRS Form 3115) as may be required to effect a change in method of accounting from cash-basis to accrual-basis prior to the Closing; provided that prior to making any such filings, the Company shall deliver a draft of such filing to Parent at least fifteen (15) days prior to filing for Parent’s review and comment and the Company shall incorporate all reasonable comments provided by Parent to such filing; provided, further, if such change in accounting method is effected, the Company shall not make an election under Section 451(c) of the Code without Parent’s prior written consent. (d) During the Pre-Closing Period, Parent shall use commercially reasonable efforts to refrain from providing material nonpublic information regarding Parent or its Subsidiaries to any Company Securityholder.

68 Information Statement. (a) The Company shall use commercially reasonable efforts to, as soon as reasonably practicable (but no later than 10 Business Days) following the execution and delivery of this Agreement, deliver or cause to be delivered the information statement describing this Agreement, the Merger and the provisions of Section 262 of the DGCL (the “Information Statement”), in a form reasonably acceptable to Parent, to those Company Stockholders that did not execute the Company Stockholder Written Consent for the purpose of informing them of the approval of the Merger, the adoption of this Agreement in accordance with Section 228 of the DGCL, and their rights under Section 262 of the DGCL. (b) Prior to the Effective Time, the Company shall notify the holders of Company Options of the Transactions to the extent required by the terms and conditions of the Company Plans. Access to Information. During the Pre-Closing Period, the Company shall afford Parent and Parent’s Representatives, upon reasonable advance notice, reasonable access (via electronic means to the greatest extent possible) during normal business hours to its premises, properties, books, records, financial, tax and accounting records (including the work papers of the Company’s independent accountants), Contracts, personnel, counsel, financial advisors and auditors in such manner as to not unreasonably disrupt or interfere with the normal operation of the Company during the Pre-Closing Period as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access (x) to the extent that in its good faith judgment (after consultation with outside legal counsel) any applicable Legal Requirement requires the Company to restrict or prohibit access to any such properties or information, (y) as would be reasonably expected to violate the attorney-client or other legal privilege of the Company, or (z) for information of a nature consistent with information to which Parent and the Company have agreed that Parent would not have access prior to the date hereof and that the Company deems, acting reasonably and in good faith based on advice of outside counsel (which takes into consideration the clean room procedures previously agreed to between the Company and Parent), to be competitively sensitive; provided, further, however, that the Company shall use commercially reasonable efforts to make alternative arrangements to disclose such information in a manner that does not violate such Legal Requirement, violate such privilege or include competitively sensitive information, as applicable. In addition, any information obtained from the Company pursuant to the access contemplated by this Section 6.3 shall constitute “Confidential Information” under the Confidentiality Agreement. Notwithstanding anything herein to the contrary, during the pre- Closing Period, Parent and Merger Sub shall not, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), make inquiries of Persons having business relationships with the Company (including suppliers, third-party payers and customers) regarding the Company or such business relationships; provided, however, that this Section 6.3 shall not prohibit any contacts by Parent or Merger Sub with any such Persons in the ordinary course of business unrelated to the Transactions. Public Disclosure. During the Pre-Closing Period, the Parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions, and none of the Parties shall issue any press release or make any public statement prior to obtaining the other Party’s written approval, which approval shall not be

69 unreasonably withheld, conditioned or delayed, except that no such approval shall be necessary (i) to the extent disclosure may be required by applicable Legal Requirements (after consultation with outside legal counsel), provided that the other Parties shall have the right to review and comment on such disclosure prior to publication and the disclosing Party shall consider in good faith any such comments received, (ii) to the extent such public statements or press releases regarding this Agreement or the Transactions are consistent (with respect to both scope of information and audience) with previous press releases or public announcements made in compliance with this Section 6.4, (iii) to the extent such public statements or press releases are reasonably necessary in connection with any dispute between the Parties regarding this Agreement or the Transactions, and (iv) in the event of termination of this Agreement pursuant to the terms hereof prior to the Effective Time, solely with respect to public statements to each Party’s securityholders, employees, customers, suppliers or similar constituencies who were previously informed of the execution of this Agreement, to inform them of the termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Securityholders’ Representative shall be permitted to: (a) after the public announcement of the Merger, publicly announce that it has been engaged to serve as the Securityholders’ Representative in connection with the Merger as long as such announcement does not disclose any of the other terms of the Merger or the other transactions contemplated herein; and (b) disclose information to employees, advisors, agents or consultants of the Securityholders’ Representative and to the Company Securityholders, in each case, as reasonably appropriate for the Securityholders’ Representative to carry out its obligations set forth herein, provided that such Persons are subject to confidentiality obligations with respect thereto. For the avoidance of doubt, nothing contained herein shall restrict or prohibit Parent or any of its Affiliates or Representatives from making any announcements or communications regarding the Transactions, including filing this Agreement or any other Transaction Documents publicly with any Governmental Authority, if such announcement or communication (including filing) is required by applicable Legal Requirements (including any applicable securities Legal Requirements) or pursuant to any listing agreement with or rules of any national securities exchange or association. Director and Officer Indemnification. (a) Parent agrees that all rights to indemnification or exculpation in favor of any Person who is now, has been at any time prior to the date hereof, or becomes prior to the Closing Date, a director, officer, employee, fiduciary or agent of the Company (the “Insured Parties”), as provided in the Company Charter, Company Bylaws or an agreement between the Company and such Insured Party provided to Parent prior to the date hereof (the “Indemnification Agreements”), to the extent in effect as of the Closing Date with respect to any matters occurring prior to the Closing Date, shall survive the Closing and shall continue in full force and effect for a period of six years following the Effective Time, and that Parent shall cause the Surviving Corporation and the Company to, perform and discharge the Surviving Corporation’s and the Company’s obligations to provide such indemnity and exculpation. Parent shall not, and shall cause the Surviving Corporation and the Company not to amend, release or otherwise modify the indemnification and liability limitation or exculpation provisions of the Indemnification Agreements for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Insured Parties unless such modification is required by applicable Legal Requirements.

70 (b) Prior to the Effective Time, the Company shall purchase the D&O Insurance, with the premium for such D&O Insurance to be borne by Parent. In no event shall the aggregate cost of the D&O Insurance exceed 300% of the Company’s most recent annual premium allocation. (the “Maximum Premium”). If the aggregate annual premiums of such insurance coverage exceed the Maximum Premium, then the Company may obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from insurance carriers with the same or better credit ratings as the Company’s current insurance carriers with respect to officers’ and directors’ liability insurance and fiduciary duty insurance. For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation and each of its Subsidiaries to maintain the D&O Insurance and refrain from taking any act that would cause the D&O Insurance to cease to remain in full force and effect. (c) Each Insured Party to whom this Section 6.5 applies shall be a third party beneficiary of this Section 6.5. The provisions of this Section 6.5 are intended to be for the benefit of each such Insured Party and his or her heirs. The obligations under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect any such Insured Party without his or her prior written consent. (d) In the event Parent, the Surviving Corporation or the Company or any of their respective Subsidiaries (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, Parent shall cause proper provision to be made so that the successors and assigns of Parent, the Surviving Corporation or the Company or any of their respective Subsidiaries assume the obligations set forth in this Section 6.5. Regulatory Filings; Exchange of Information; Notification; Reasonable Efforts. (a) Regulatory Filings. Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use all reasonable best efforts to comply with, and refrain from taking any action that would impede compliance with, all applicable Legal Requirements, and as soon as reasonably practicable after the date of this Agreement, each of Parent, Merger Sub, the Company shall use reasonable best efforts to obtain or make all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority in connection with the Merger and the Transactions, including (i) the filing of Notification and Report Forms with the FTC and DOJ as required by the HSR Act as soon as practicable after the date of this Agreement but in any event prior to November 28, 2025, (ii) the making of any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws, and the securities laws of any other country, (iii) the making of any filings to DCSA required under 32 CFR 117.8(c)(7)(i), or (iv) any other applicable Legal Requirement relating to the Merger. Each of Parent, Merger Sub and the Company shall cause all documents that it is responsible for filing with any Governmental Authority under this Section 6.6(a) to comply in all material respects with all applicable Legal Requirements. (b) Parent hereby covenants and agrees to use its reasonable best efforts to secure termination of any waiting periods under the HSR Act or any other applicable Legal Requirement and to obtain the approval of the FTC, the DOJ and/or any other Governmental

71 Authority, as applicable, for the Merger and the Transactions, including by (i) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition, or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent or its Affiliates, or the Company or its Affiliates, or any interest therein, (ii) otherwise taking or committing or agreeing to restrictions or actions that would limit Parent’s or its Affiliates’, or the Company’s or its Affiliates’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent or its Affiliates, or the Company or its Affiliates, or any interest therein, (iii) otherwise agreeing to any other structural or conduct remedy with respect to Parent or its Affiliates, or the Company or its Affiliates, or any interest therein, (iv) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale lease, license, divestiture, disposal and holding separate of businesses of Parent or its Affiliates, or the Company or its Affiliates, or any interest therein (any such actions above, a “Regulatory Remedy”), or (v) commencing or contesting any legal proceeding relating to the Merger or any of the other Transactions, provided, however, that notwithstanding anything to the contrary herein, Parent shall not be required to agree to or undertake (and the Company shall not agree to or undertake, other than at the written request of Parent) any Regulatory Remedy that (1) is not conditioned on the occurrence of the Closing or (2) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the benefits that Parent reasonably expects to derive from the consummation of the transactions contemplated by this Agreement. (c) Exchange of Information. Parent, Merger Sub and the Company each shall (and shall cause each of their respective Affiliates to) promptly supply the other with any information that may be reasonably required in order to effectuate or obtain any filings or other actions pursuant to Section 6.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement and any joint defense agreement entered into between the Parties or their counsel, each of Parent, Merger Sub and the Company shall (and shall cause each of their respective Affiliates to) (i) consult with the others prior to taking a position with respect to any such filing or other actions, (ii) to the extent reasonably required to permit appropriate coordination of efforts, permit the others to review and discuss in advance, and consider in good faith the views of the others in connection with, any draft submissions, analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Authority in connection with this Agreement or the Transactions, (iii) coordinate with the others in preparing and exchanging such information, (iv) promptly provide the others (and their counsel) with copies of presentations or other advocacy submissions (and a summary of any oral presentations) made by such Party with any Governmental Authority in connection with this Agreement or the Transactions and (v) promptly provide the others (and their counsel) with advance notice of, and an opportunity to attend and participate in (to the extent permitted by the applicable Governmental Authority), any meeting with any Governmental Authority in connection with this Agreement or the Transactions. Each of Parent, Merger Sub and the Company may, as they deem necessary, designate any sensitive materials to be exchanged in connection with this Section 6.6 as “Counsel Only.” Any such materials, as well as the information contained therein, shall be provided only to a receiving party’s outside and in-house counsel (and mutually- acknowledged outside consultants) and not disclosed by such counsel (or consultants) to any

72 employees, officers or directors of the receiving party without the advance written consent of the Party supplying such materials or information. (d) Notification. Each of Parent, Merger Sub and the Company will notify the others promptly upon the receipt of (i) any comments from any Governmental Authority in connection with any filings or other actions made pursuant to this Agreement and (ii) any request by any Governmental Authority for information or documents relating to, or amendments or supplements to any filings or other actions made pursuant to, or for information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing or other action made pursuant to Section 6.6(a), Parent, Merger Sub and the Company, as the case may be, will promptly inform the others of such occurrence and reasonably cooperate in filing with the applicable Governmental Authority such amendment or supplement or providing it with such information or documents. (e) Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties (other than the Securityholders’ Representative) agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other Transactions, including using all reasonable efforts to (i) avoid any Action by any Governmental Authority, (ii) obtain all consents, approvals or waivers from Governmental Authorities or other Persons required in connection with the Transactions, and (iii) defend any Actions challenging this Agreement or the consummation of the Transactions and, if applicable, have vacated, lifted, reversed or overturned any order or judgment (whether temporary, preliminary or permanent) that is in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the Transactions. Parent will control and lead all communications with any Governmental Authority and determine and direct the strategy and process by which the Parties will seek required approvals from Governmental Authorities, subject to good faith consultations with the Company. The Company shall not commit to or agree with any Governmental Authority to stay, toll, or extend any applicable waiting period under the HSR Act, to delay certification of substantial compliance with any Second Request, or to otherwise delay consummation of the Merger or the Transactions, without the prior written consent of Parent. Post-Closing Benefits. (a) On the date following the Closing Date and for a period of 12 months thereafter, Parent shall provide the Continuing Employees (i) annual base salary or annual wage rate, as applicable, commission-based and cash incentive opportunities that, in the aggregate, are either no less favorable than those provided to such Continuing Employees immediately prior to the Closing Date or those provided to similarly situated employees of Parent or its Subsidiaries, whichever is more favorable to the Continuing Employee; and (ii) retirement benefits and health and welfare benefits (excluding, for the avoidance of doubt, any severance benefits), at levels that, in the aggregate, are either no less favorable than (x) those provided to such Continuing Employees immediately prior to the Closing Date or (y) those provided to similarly situated employees of Parent or its Subsidiaries, whichever is more favorable to the Continuing Employee. By way of amplification and not limitation of the provisions of the foregoing sentence, Parent shall honor the Continuing Employees’ existing commission-based incentive plan on the date following the

73 Closing Date and for a period of 12 months thereafter, including paying in full any commissions that are accrued but unpaid as of the Reference Time on or prior to the date on which they would have come due under the Company’s existing commission-based incentive plan, unless treatment under Parent’s policies would result in each Continuing Employee that is eligible as of the Reference Time to receive commission-based compensation under the Company’s commission- based incentive plan actually receiving commission-based incentive compensation that is equal to or greater than what they would have received under the Company’s existing commission-based incentive plan. Notwithstanding the foregoing, (i) nothing in this Agreement shall be interpreted or construed to confer upon any Employee any right with respect to continuance of employment by or other service with the Surviving Corporation, the Company, Parent, or any Subsidiary of Parent, nor shall this Agreement be interpreted or construed to create any third party beneficiary rights or interfere in any way with the right of the Surviving Corporation, the Company, Parent, or any Subsidiary of Parent to terminate or change any Employee’s or Service Provider’s employment or other association, compensation, or benefits at any time, or require the Surviving Corporation, the Company, Parent, or any Subsidiary to continue the employment or services of any Employee or Service Provider following the Effective Time, and (ii) nothing in this Agreement shall constitute an amendment of or interfere in any way with the right of the Surviving Corporation, the Company, Parent, or any Subsidiary of Parent to amend, terminate, or otherwise discontinue any or all plans, practices, or policies of the Surviving Corporation, the Company, Parent, or any Subsidiary of Parent in effect from time to time. (b) The Company shall, at Parent’s request, take all actions necessary and appropriate, including the taking of all actions by the Company Board, to effectuate the termination of the Company Plan that is intended to comply with Sections 401(a) and 401(k) of the Code (the “Company 401(k) Plan”), with such termination to be effective as of the date immediately prior to the Closing Date. If Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that the Company 401(k) Plan has been terminated pursuant to resolutions of the Company Board. Parent shall use commercially reasonable efforts to cause, as soon as practicable following the termination of the Company 401(k) Plan, a plan of Parent or its Affiliates that is intended to meet the qualification requirements of Section 401(a) and 401(k) of the Code (the “Parent 401(k) Plan”), to accept rollovers of account balances (including any plan loans) under the Company 401(k) Plan of Continuing Employees, and Parent shall take reasonable steps to inform Continuing Employees of such ability to make such a rollover to the Parent 401(k) Plan. No-Shop. (a) The Company shall not, and shall not permit any of its Representatives to, directly or indirectly, (i) discuss, knowingly encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving or that could reasonably be expected to lead to an Acquisition Proposal, (ii) knowingly facilitate, knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Proposal, or (iii) knowingly furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties, or assets of the Company for the purpose of facilitating, soliciting or initiating an Acquisition Proposal.

74 (b) The Company shall notify Parent orally and in writing promptly (but in no event later than two Business Days) after receipt by the Company, or any of its Representatives, of (i) any Acquisition Proposal from any Person, other than Parent, and the material terms and conditions of such proposal, or (ii) any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the ordinary course of business unrelated to an acquisition, other than Parent. The Company shall inform such Person that it is contractually prohibited from engaging in discussion regarding such Acquisition Proposal, or is contractually prohibited from providing such information, as applicable. (c) The Company shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted before the date of this Agreement with respect to any Acquisition Proposal. The Company shall not release any third party from the confidentiality and standstill provisions of any agreement relating to an Acquisition Proposal to which the Company is a party. Takeover Laws. If any state takeover law or similar Legal Requirement becomes applicable to this Agreement, the Merger or any of the other Transactions, the Company and the Company Board shall ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to negate the effect of such Legal Requirement on this Agreement, the Merger and the other Transactions. R&W Insurance Policy. The R&W Insurance Policy shall not contain any entitlement to subrogation rights of recovery against the Company or any of its Representatives, except in the case of Fraud with respect to the specific representations and warranties contained in Section 4 (in each case, as modified by the Disclosure Schedule) or in any Transaction Document, where Parent has relied on such Fraud and a Person has suffered losses covered by the R&W Insurance Policy as a result thereof (and in such case, such entitlement to subrogation rights of recovery shall be limited to such Person committing such Fraud). Bank Accounts. The Company shall assist Parent, at Parent’s reasonable request, to obtain new signatory cards and/or replace the authorized signatories with respect to the Company’s bank accounts, in each case, effective as of the Closing Date. Electronic Data Room. Within five Business Days after the date of this Agreement, the Company shall deliver, or cause to be delivered, to Parent an electronic storage device containing all of the files in the “Project Atlas” electronic data room populated in connection with the Transactions and hosted by IntraLinks, in the manner organized on IntraLinks. Termination of Affiliate Contracts. On or before the Closing Date, except as set forth in Section 6.13 of the Disclosure Schedule and except for Liabilities relating to employment relationships and the payment of compensation and benefits in the ordinary course of business, the Company shall cause all Liabilities between the Company, on the one hand, and any Related Party, on the other hand, including (a) any Indebtedness, and (b) any Liabilities of the Company under Contracts (other than this Agreement and any Transaction Documents) with any Related Party, to be terminated without any continuing Liability on the part of the Company following the Closing,

75 and shall deliver evidence of the termination thereof in form and substance reasonably acceptable to Parent. NYSE Listing. If Parent has provided notice of a Stock Election, Parent shall make an supplemental listing application to the New York Stock Exchange for the listing of the shares of Parent Common Stock to be issued pursuant to this Agreement and shall use reasonable best efforts to cause such shares of Parent Common Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Section 280G. Following the execution of this Agreement and prior to the Effective Time, the Company shall: (a) use reasonable best efforts to secure from each individual who has a right to any payments and/or benefits in connection with the transactions contemplated by this Agreement that could be deemed to constitute “parachute payments” (within the meaning of Section 280G of the Code and the Treasury Regulations promulgated thereunder) a waiver of such person’s rights to some or all of such payments and/or benefits (the “Waived 280G Benefits”) applicable to such individual so that all remaining payments and/or benefits applicable to such individual shall not be deemed to be “excess parachute payments” that would not be deductible under Section 280G of the Code; and (b) submit to its equityholders who are entitled to vote, in a manner that complies with Section 280G(b)(5)(B) of the Code and Treasury Regulations Section 1.280G-1 (the “Shareholders”) any such Waived 280G Benefits. At least seven days prior to soliciting the Section 280G waivers, and prior to seeking such Shareholder approval, the Company shall provide drafts of such waivers, Shareholder approval materials and related calculations to Parent for its review and comment (and shall not omit any timely comments provided by Parent). No later than three days prior to the Closing Date, the Company shall deliver to Parent evidence satisfactory to Parent: (i) that a Shareholder vote was solicited in conformance with Section 280G of the Code and the Treasury Regulations promulgated thereunder, and the requisite Shareholder approval was obtained with respect to any payments and/or benefits that were subject to the Shareholder vote (the “280G Approval”); or (ii) that the 280G Approval was not obtained and, as a consequence, the Waived 280G Benefits shall not be made or provided. To the extent that any contract, agreement or plan will be entered into by, or at the direction of, Parent and/or any of its Affiliates and a “disqualified individual” at or prior to the Effective Time (the “Parent Arrangements”), Parent shall provide such Parent Arrangements to the Company at least 5 days prior to the Company’s solicitation of the Section 280G waivers and cooperate with the Company in good faith in order to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits granted or contemplated therein that may constitute “parachute payments”; provided that the Company’s failure to include the Parent Arrangements in the Section 280G vote documents described herein due to Parent’s breach of its obligations set forth herein will not result in a breach of this Section 6.15. SECTION 7 CONDITIONS TO CLOSING; CLOSING DELIVERIES; TERMINATION Conditions to Closing. (a) Conditions of Each Party. The respective obligations of each Party to consummate the Merger and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

76 (i) The Requisite Stockholder Approval shall have been obtained. (ii) No temporary restraining order, preliminary or permanent injunction, or other order or judgment preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect. (iii) Antitrust and Foreign Investment Laws. (A) The waiting period (and any extensions thereof) (including any timing agreement with the DOJ or FTC), if any, applicable to the Merger or the other Transactions pursuant to the HSR Act shall have expired or otherwise been terminated and (B) all approvals, clearances and consents relating to the Merger or the other Transactions shall have been obtained, and all waiting periods (including any extensions thereof) (including any timing agreements with the applicable Governmental Authorities) relating to the Merger or the other Transactions shall have expired or otherwise been terminated, in each case, under the antitrust or foreign investment Legal Requirements set forth in Section 7.1(a)(iii) of the Disclosure Schedule. (b) Conditions of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and effect the other Transactions shall be subject to satisfaction or, to the extent permitted by applicable Legal Requirements, waiver by Parent at or prior to the Closing Date of each of the following conditions: (i) Representations, Warranties and Covenants. (A) (I) Each of the Company Fundamental Representations shall be true and correct in all respects (except for any de minimis inaccuracies), in each case, at the Effective Time as though each such Company Fundamental Representation had been made at the Effective Time (except that those Company Fundamental Representations which address matters only as of a particular date shall remain true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (II) each of the representations and warranties of the Company in this Agreement (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Change” set forth therein), in each case, at the Effective Time as though such representation or warranty had been made at the Effective Time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracy or omission that, individually or in the aggregate, would not constitute a Material Adverse Effect. (B) The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by the Company as of the Effective Time. (ii) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred that is continuing. (iii) Chaillan PIIA Addendum; Restrictive Covenant Agreements. The Chaillan PIIA Addendum, the Restrictive Covenant Agreements and the Offer Letter shall be in full force and effect, without amendment.

77 (iv) Deliveries. Parent shall have received the items listed in Section 7.2(a). (c) Conditions of the Company. The obligations of the Company to consummate the Merger and effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver by the Company at or prior to the Closing Date of the following conditions: (i) Representations, Warranties and Covenants. (A) Each of the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct, in each case, at the Effective Time as though such representation or warranty had been made at the Effective Time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracy or omission that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions. (B) Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Effective Time. (ii) Deliveries. The Company shall have received the items listed in Section 7.3. Closing Deliveries of the Company. Immediately prior to Closing, the Company shall deliver, or caused to be delivered, to Parent the following: (a) A certificate executed on behalf of the Company by its Chief Executive Officer certifying to the effect that, as of the Effective Time, each of the conditions set forth in Section 7.1(b)(i) and Section 7.1(b)(ii) has been satisfied. (b) A certificate of the Secretary of the Company dated as of the Closing Date, in form and substance reasonably satisfactory to Parent as to (i) the Company Organizational Documents, and the Company being in good standing (including attaching the Company Organizational Documents and certificates of good standing dated not more than five Business Days prior to the Closing Date issued by the Secretary of State of the State of Delaware), (ii) the actions taken by the Company Board to authorize this Agreement, the Merger and the other Transactions and (iii) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Company pursuant to this Agreement or otherwise in connection with the Transactions. (c) The Company Stockholder Written Consent, duly executed by the Company Stockholders that are party thereto. (d) The Certificate of Merger, duly executed by the Company. (e) The Paying Agent Schedule.

78 (f) The Company Securityholder Schedule, delivered with a certificate executed by the Company’s Chief Executive Officer certifying as to the calculations therein. (g) (i) Payoff letters from each counterparty in respect of the Repaid Debt, together with any applicable UCC termination statements and other documentation required to evidence the termination and repayment of the Repaid Debt at the Closing, in each case in a form reasonably acceptable to Parent, drafts of which shall have been provided to Parent at least five Business Days prior to Closing, and (ii) payment instructions for each counterparty in respect of the Repaid Debt and the Company Transaction Expenses, in each case together with wire transfer instructions for each such counterparty. (h) Resignations of each director and, to the extent requested by Parent, each officer of the Company, effective at or prior to the Effective Time. (i) A certificate dated as of the Closing Date from the Company satisfying the requirements set forth in Treasury Regulation Sections 1.1445-2(c)(3) and 1.897- 2(h), in form and substance reasonably satisfactory to Parent, certifying that the Company is not nor has been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) at any time during the five-year period ending on the Closing Date. (j) If Parent has provided notice of a Stock Election, the Lock-Up Agreements, duly executed by each Specified Company Securityholder. Closing Deliveries of Parent. Immediately prior to the Closing, Parent shall deliver, or cause to be delivered, to the Company, the following: (a) A certificate executed on behalf of Parent by one of its officers having the title of Chief Financial Officer or above certifying to the effect that, as of the Effective Time, the conditions set forth in Section 7.1(c)(i) have been satisfied. (b) If Parent has provided notice of a Stock Election, the Lock-Up Agreements, duly executed by Parent. Termination Prior to the Effective Time. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors or any authorized committee thereof of the terminating Party or Parties: (a) by mutual written consent of each of Parent and the Company; (b) by either the Company or Parent if the Merger shall not have been consummated by 11:59 p.m. (Eastern time) on March 10, 2026 (the “End Date”); provided, that the right to terminate this Agreement under this Section 7.4(b) shall not be available to any Party whose breach of this Agreement was the proximate cause of the failure of the Merger to occur on or before the End Date; (c) by either the Company or Parent if a Governmental Authority shall have issued or enacted any Legal Requirement or taken any other Action, in any case, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Legal

79 Requirement or Action is final and non-appealable, as applicable; provided, however, that the right to terminate this Agreement under this Section 7.4(c) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement was the proximate cause of such Legal Requirement or Action; (d) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Parent or Merger Sub such that, if such breach were not cured at or before the Closing, the conditions set forth in Section 7.1(c)(i) would not be satisfied; provided that if such inaccuracy in Parent’s or Merger Sub’s representations and warranties or breach by Parent or Merger Sub is curable prior to the End Date, then the Company may not terminate this Agreement under this Section 7.4(d) unless such breach is not cured within the earlier of (i) 30 days following the receipt of written notice from the Company by Parent of such breach and (ii) the End Date (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.4(d) if such breach by Parent or Merger Sub is cured such that such conditions would then be satisfied); (e) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company such that, if such breach were not cured at or before the Closing, the conditions set forth in Section 7.1(b)(i) would not be satisfied; provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the End Date, then Parent may not terminate this Agreement under this Section 7.4(e) unless such breach is not cured within the earlier of (i) 30 days following the receipt of written notice from Parent by the Company of such breach and (ii) the End Date (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.4(e) if such breach by the Company is cured such that such conditions would then be satisfied); or (f) by Parent, if the Requisite Stockholder Approval shall not have been obtained and evidence thereof delivered to Parent by 11:59 PM Eastern Time on the next Business Day following the date of this Agreement. Notice of Termination; Effect of Termination. If a Party wishes to terminate this Agreement pursuant to Section 7.4, then such Party shall deliver to the other Parties a written notice stating that such Party is terminating this Agreement and setting forth a brief description of the basis and in accordance with the applicable section of this Agreement on which such Party is terminating this Agreement and a citation of the applicable Section of this Agreement. Any valid termination of this Agreement under Section 7.4 will be effective immediately upon the delivery of a valid written notice of the terminating Party to the other Parties in accordance with Section 14.1. In the event of the termination of this Agreement as provided in Section 7.4, this Agreement shall be of no further force or effect without liability on the part of any Party; provided, however, that (a) notwithstanding anything in this Agreement to the contrary, the provisions set forth in Section 1.1 (Certain Definitions), Section 1.2 (Interpretation), Section 6.4 (Public Disclosure), this Section 7.5 (Notice of Termination; Effect of Termination), Section 9 (Fees and Expenses), Section 10.1 (No Recourse), Section 12.1(d) (Securityholders’ Representative) and Section 14 (Miscellaneous) shall survive the termination of this Agreement and (b) termination of this Agreement shall not relieve any Party from liability for damages resulting from Fraud or from its willful breach of this Agreement prior to such termination. No termination of this Agreement

80 shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. SECTION 8 SURVIVAL No Survival. All representations and warranties of the Parties set forth in this Agreement and the covenants and agreements of the Parties required to be performed or fulfilled prior to the Effective Time contained in this Agreement shall, in each case, terminate, expire and cease to have any further force or effect at the Effective Time. All other covenants and agreements which are to be performed or fulfilled at or after the Effective Time shall survive for the time periods specified therein and shall terminate once fully performed. Notwithstanding anything contained herein to the contrary, nothing in this Section 8.1 shall be construed to modify, limit or supersede Section 7.5 and nothing herein shall preclude any claims for Fraud. SECTION 9 FEES AND EXPENSES General. Except as otherwise provided in this Agreement, (a) all fees, costs and expenses of Parent or Merger Sub incurred in connection with this Agreement and the Transactions, including, (i) the fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, (ii) all filing fees incurred in connection with obtaining any necessary or appropriate governmental approvals pursuant to Section 7.1(a)(iii) and (iii) all fees, costs, and expenses related to the Paying Agent, shall be paid, or caused to be paid, by Parent or Merger Sub whether or not the Merger is consummated and (b) all fees, costs and expenses of the Company incurred in connection with this Agreement and the Transactions, including the fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the Company whether or not the Merger is consummated. All such fees, costs and expenses identified in clause (b) of the preceding sentence shall be treated as Company Transaction Expenses under this Agreement. SECTION 10 NO RECOURSE No Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of or related to this Agreement may only be brought against, the Parties. Except to the extent named as a Party to this Agreement, and then only to the extent of the specific obligations of such Parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or Representative of any Party hereto will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Parties hereto or for any Action based upon, arising out of or related to this Agreement. Each of the non-Parties described in the immediately foregoing sentence shall be a third party beneficiary of this Section 10.1. Notwithstanding anything contained herein to the contrary, nothing in this Section 10.1 shall be construed to preclude any claims for Fraud. Notwithstanding the foregoing, this Section 10.1 shall not apply to Section 12, which shall be binding upon, and enforceable by the Securityholders’ Representative in its entirety against, the Company Securityholders.

81 Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of any Company Securityholder for any and all claims for Fraud asserted by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates shall not exceed the aggregate amount of Merger Consideration actually received by such Company Securityholder pursuant to this Agreement (net of any amounts withheld and after giving effect to any prior recoveries from such Company Securityholder), and each Company Securityholder's liability for Fraud shall be several and not joint. SECTION 11 TAXES Tax Document Retention and Cooperation. Parent, the Company and the Securityholders’ Representative (to the extent in its possession) agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until seven years following the Closing Date, and to abide by all record retention agreements entered into with any taxing authority. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party(ies), in connection with the filing of Tax Returns of the Company and any Audit or other inquiry related to Taxes of the Company. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) will be paid by Parent. Parent, the Company and the Company Securityholders shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Legal Requirements in connection with the payment of such Transfer Taxes and shall cooperate in good faith to minimize the amount of any such Transfer Taxes payable in connection herewith. Notwithstanding the foregoing, Transfer Taxes shall exclude any Taxes or fees based in whole or in part upon income, profits or gains. Straddle Periods. For the purposes of determining the Accrued Income Taxes and Net Working Capital, in the case of any Straddle Period, (a) the amount of any Taxes (other than property, ad valorem or similar Taxes) for the portion of the Straddle Period ending on the Closing Date will be determined based on an interim closing of the books as of the close of business on the Closing Date; provided, that, exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period and (b) the amount of property, ad valorem or similar Taxes of the Company for a Straddle Period that relates to the portion of the taxable period ending on the Closing Date will be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. Income Tax Refunds. Parent will pay over to the Paying Agent (for further distribution to the Company Securityholders) any Tax refunds or credits in lieu of a Tax refund (together with any interest paid on such refund or credit by a Governmental Authority, and net of any costs or expenses incurred by Parent, the Company or any of their Affiliates in obtaining such refunds or credits) of income Taxes of the Company for any taxable period (or portion thereof) ending on or

82 before the Closing Date, which Parent, the Company or any of their Affiliates receives after the Closing Date within five Business Days after receipt of such refund (or utilization of such credit against Taxes), but only to the extent such refund or credit (a) was not taken into account in determining Accrued Income Taxes, (b) is not attributable to a carryback of any losses, credits or other Tax items from any taxable period (or portion thereof) beginning after the Closing Date, (c) is a refund (or credit for overpayment) of Tax liabilities that were paid by the Company prior to the Reference Time or included as a liability in determining Accrued Income Taxes, and (d) is claimed on an originally filed income Tax Return after the Closing Date. Parent will, and will cause the Company to, use commercially reasonable best efforts to obtain any Tax refund of the Company to which the Company Securityholders are entitled pursuant to this Section 11.4, including by taking all such reasonable actions requested by Securityholders’ Representative to obtain such refund or credit; provided that Parent shall not be required to use any short form or accelerated procedures. Interim Period Tax Returns. The Company shall prepare and file, or cause to be prepared and filed all Tax Returns of the Company that are due (taking into account extensions) on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the past practice of the Company and, with respect to any such Tax Return that is (a) a federal or state income Tax Return or sales Tax Return showing at least $200,000 of Tax liability (for the avoidance of doubt, excluding payroll Tax Returns) and (b) filed after the date hereof and on or before the Closing Date (each such Tax Return, an “Interim Period Tax Return”), the Company shall provide a draft of such Interim Period Tax Return to Parent at least fifteen (15) days prior to the due date for filing such Interim Period Tax Return for Parent’s review and comment and the Company shall incorporate all reasonable comments provided by Parent to such Interim Period Tax Return. SECTION 12 SECURITYHOLDERS’ REPRESENTATIVE Powers of the Securityholders’ Representative. (a) By voting in favor of the approval of this Agreement, the principal terms of the Merger, and the consummation of the Transactions, including the Merger, or participating in the Merger and receiving the applicable portion of the Merger Consideration, each Company Securityholder appoints and constitutes Shareholder Representative Services LLC as of the Closing as the representative, agent and attorney-in-fact for and on behalf of such Company Securityholders for all purposes in connection with this Agreement and the agreements ancillary to this Agreement, including to execute and deliver this Agreement, the Transaction Documents, and each other agreement to which the Securityholders’ Representative is or becomes a party to (collectively, the “Representative Agreements”) and for all other purposes under this Agreement and thereunder and to take any and all actions and make any and all decisions on behalf of the Company Securityholders under the Representative Agreements, including the exercise of the right to (i) give and receive notices and communications under the Representative Agreements, (ii) agree to, negotiate, enter into settlements and compromises of and comply with court orders with respect to disputes under any Representative Agreement, (iii) agree to, negotiate, enter into and provide amendments and supplements to and waivers in respect of any Representative Agreement, (iv) negotiate and agree to the amount of the Final Adjusted Purchase Price, and

83 (v) take all actions necessary or appropriate in the good faith judgment of the Securityholders’ Representative for the accomplishment of the foregoing. The Securityholders’ Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in- fact. This power of attorney is coupled with an interest and is irrevocable and shall survive the dissolution, death or incapacity of each of the Company Securityholders, subject to the following sentence. Such agency may be changed by the Company Securityholders upon the written approval of the holders of a majority in interest of the undistributed portions of the Adjustment Escrow Fund from time to time; provided, however, that the Securityholders’ Representative may not be removed unless holders of a majority in interest of the undistributed portions of the Adjustment Escrow Fund agree in writing to such removal and to the identity of the substituted agent. The Securityholders’ Representative may resign at any time. The identity of the Securityholders’ Representative may be changed, and a successor Securityholders’ Representative may be appointed, from time to time (including in the event of the resignation or the death, disability or other incapacity of the Securityholders’ Representative) by the Company Securityholders holding a majority interest in the Merger Consideration. No bond shall be required of the Securityholders’ Representative. From and after the Effective Time, a decision, act, consent or instruction of the Securityholders’ Representative shall be final, binding and conclusive upon each Company Securityholder. (b) Parent, Merger Sub and their respective Affiliates (including after the Effective Time, the Surviving Corporation and the Company) shall be entitled to rely on the appointment of the Securityholders’ Representative and treat such Securityholders’ Representative as the duly appointed attorney-in-fact of each Company Securityholder and as having the duties, power and authority provided for in this Agreement. None of Parent, Merger Sub or their respective Affiliates (including after the Effective Time, the Surviving Corporation and the Company) shall be liable to any Company Securityholder for any actions taken or omitted by them in reliance upon any instructions, notice or other instruments delivered by the Securityholders’ Representative. (c) The Securityholders’ Representative shall serve as the Securityholders’ Representative without compensation (other than pursuant to the terms of that certain Engagement Letter to be entered into by and between the Securityholders’ Representative and a certain Company Securityholder) and shall administer the Securityholders’ Representative Fund to pay the Securityholders’ Representative’s reasonable out-of-pocket expenses incurred in the performance of his, her or its duties under this Agreement; provided, however, that each Company Securityholder agrees to reimburse the Securityholders’ Representative for such Company Securityholder’s pro rata share (based on such Company Securityholder’s Pro Rata Percentage) of all reasonable out-of-pocket expenses incurred by the Securityholders’ Representative in excess of the Securityholders’ Representative Fund Amount in the performance of his, her or its duties under this Agreement. (d) The Securityholders’ Representative will incur no liability of any kind to any of the Company Securityholders with respect to any action or omission by the Securityholders’ Representative in connection with the Securityholders’ Representative’s services pursuant to this Agreement and any agreements ancillary to this Agreement, except in the event of liability directly resulting from the Securityholders’ Representative’s gross negligence or willful misconduct. The Securityholders’ Representative shall not be liable to any of the Company

84 Securityholders for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Securityholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Securityholders’ Representative’s execution and performance of this Agreement and any agreements ancillary to this Agreement, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Securityholders’ Representative, the Securityholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Securityholders’ Representative by the Company Securityholders, any such Representative Losses may be recovered by the Securityholders’ Representative from (i) the funds in the Securityholders’ Representative Fund and (ii) the Adjustment Escrow Fund and any other amounts that become payable to the Company Securityholders hereunder at such time as and solely to the extent that remaining amounts would otherwise be distributable to the Company Securityholders under Section 3.5(e) or other applicable provision; provided, that while this Section 12.1(d) allows the Securityholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Securityholders’ Representative from seeking any remedies available to it at law or otherwise from and against the Company Securityholders. In no event will the Securityholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Securityholders’ Representative under this Section 12.1(d). The foregoing indemnities will survive the Closing, the resignation or removal of the Securityholders’ Representative or the termination of this Agreement. SECTION 13 RELEASE Release. Each Company Stockholder, on its own behalf and on behalf of its Affiliates, upon the Closing, shall be deemed to have, and hereby does, unconditionally and irrevocably release and forever discharge the Company, Parent, Merger Sub, the Surviving Corporation and any other Affiliate of Parent, including their respective officers, directors and employees, and their respective predecessors, successors and assigns, from (a) any and all obligations or duties the Company might have to such Company Stockholder and (b) any and all claims of liability, whether legal or equitable, of every kind and nature, which such Company Stockholder ever had, now has or may claim against the Company, Parent, Merger Sub, the Surviving Corporation or any other Subsidiary of Parent, in each case arising out of facts or circumstances occurring at any time on or prior to the Closing Date which relate to the Company Stockholder’s rights or status as a securityholder of the Company; provided, however, that such release shall exclude (i) those claims, liabilities, obligations and duties of the Company, Parent and Merger Sub arising under this

85 Agreement, the other Transaction Documents and the Transactions, (ii) matters unrelated to the Company or the Transactions and (iii) to the extent applicable with respect to any Company Stockholder who is a director, officer or employee of the Company, (A) compensation not yet paid (including any amounts payable in connection with the consummation of the Transactions), (B) reimbursement for expenses incurred by any such Company Stockholder in the ordinary course of his or her employment which are reimbursable under the Company’s expense reimbursement policies, (C) accrued vacation, subject to the Company’s policies on accrual and carry forward, (D) any obligations of the Company to indemnify, exculpate or advance expenses to any officer or director (including as contemplated by Section 6.5), and (E) any rights of coverage under the D&O Insurance. Specific Term of Agreement. The terms and provisions of this Section 13 are specific terms of the Merger, and the approval and adoption of this Agreement and approval of the Merger by the Company Securityholders, as applicable, pursuant to the Company Stockholder Written Consent, or the participation in the Merger and receipt of the applicable portion of the Merger Consideration, shall constitute approval by such holders, as specific terms of the Merger, and the irrevocable agreement of such holders to be bound by such terms and provisions. SECTION 14 MISCELLANEOUS Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, by overnight prepaid courier or by electronic mail to: if to Parent, Merger Sub, the Surviving Corporation or the Company following the Closing: BIGBEAR.AI HOLDINGS, INC. 6811 Benjamin Franklin Dr. Suite 200 Columbia, MD 21046 Attention: Carolyn Blankenship Email: carolyn.blankenship@bigbear.ai With a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020-4834 Attention: Peter Harwich Leah Sauter Email: peter.harwich@lw.com leah.sauter@lw.com

86 if to the Company prior to the Closing: Ask Sage, Inc. 235 N Westmonte Drive 1st & 2nd Floors Altamonte Springs, FL 32714 Email: nicolas.chaillan@asksage.ai Attn: Nicolas Chaillan with a copy (which shall not constitute notice) to: Goodwin Procter LLP 520 Broadway, Suite 500 Santa Monica, CA 90401 Attention: David Pendergast Justin Smith E-mail: DPendergast@goodwinlaw.com JustinSmith@goodwinlaw.com if to the Securityholders’ Representative or, after Closing, to the Company Securityholders: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: deals@srsacquiom.com Telephone: (303) 648-4085 All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three days following the date on which mailed, or one day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by electronic email transmission (receipt confirmed), as the case may be, and addressed as aforesaid. After the Closing, any notice to be given to any Company Securityholders under this Agreement shall be given to the Securityholders’ Representative or, if for any reason there ceases to be a Securityholders’ Representative, to each Company Securityholder. Successors and Assigns. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the Parties shall bind and inure to the benefit of the successors, heirs and permitted assigns of such Party, whether or not so expressed. None of the Parties may assign, transfer or delegate any of their respective rights or obligations under this Agreement, by operation of law or otherwise, without the consent in writing of the Company, Parent and the Securityholders’ Representative; provided, that Parent and Merger Sub (including the Surviving Corporation) may, without obtaining the prior written consent of the Company or the Securityholders’ Representative, assign any of its rights or delegate any of its obligations under this Agreement to (a) any Affiliate of Parent or (b) any successor of such Party by merger, by purchase of all or substantially all of the assets or stock of Parent, or otherwise (provided, that no

87 such assignment permitted herein shall relieve Parent from its obligations under this Agreement). Any purported assignment or delegation of rights or obligations in violation of this Section 14.2 is void and of no force or effect. Severability. In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected, it being intended that each of the Parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Legal Requirements, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, such court is irrevocably authorized to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the intentions of the Parties and, in the event that such court does not exercise such power, the Parties shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the Parties’ intentions to the greatest lawful extent under this Agreement. Third Parties. Except as set forth in Section 6.5 and Section 10.1, nothing in this Agreement expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection with this Agreement nor be relied upon other than the Parties and their permitted successors or assigns. Governing Law; Submission to Jurisdiction. This Agreement, and all matters arising out of or relating to this Agreement and any of the Transactions or in connection with to any matter which is the subject of this Agreement, including the validity of this Agreement and the rights and obligations of the Parties under this Agreement, shall be construed in accordance with and governed by the laws of the State of Delaware and the federal laws applicable therein. The Parties hereby irrevocably submit to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or in connection with this Agreement or any of the Transactions or related to any matter which is the subject of this Agreement, and each Party hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such courts. The Parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such Action brought in such court or any claim that such Action brought in such court has been brought in an inconvenient forum. Each of the Parties agrees that a judgment in such Action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable Legal Requirement. Each of the Parties hereby irrevocably consents to process being served by any Party to this Agreement in any Action by delivery of a copy thereof in accordance with the provisions of Section 14.1 and consents to the exercise of jurisdiction of the Chancery Court of the State of Delaware and the Federal District Court for the District of Delaware over it and its properties with respect to any action, suit or

88 proceeding arising out of or in connection with this Agreement or the Transactions or the enforcement of any rights under this Agreement. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in the Chancery Court of the State of Delaware and the Federal District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Legal Requirement to post security as a prerequisite to obtaining equitable relief. Entire Agreement, Not Binding Until Executed. This Agreement, including the Disclosure Schedule, Schedules and Exhibits and the other agreements referred to in this Agreement (including the Confidentiality Agreement), is complete and constitutes the entire understanding of the Parties hereto with respect to the subject matter contained herein, and all promises, representations, understandings, warranties and agreements with reference to the subject matter of this Agreement, and all inducements to the making of this Agreement relied upon by all the Parties, have been expressed in this Agreement or in such Disclosure Schedule, Schedules, Exhibits or such other agreements and this Agreement, including such Disclosure Schedule, Schedules, Exhibits and such other agreements, supersede any prior understandings, negotiations, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement or thereof. Neither this Agreement nor any of the terms or provisions of this Agreement is binding upon or enforceable against any Party unless and until the same is executed and delivered by all of the Parties. Waiver of Conflicts; Privilege. (a) Each of the Parties acknowledges and agrees that Goodwin Procter LLP (“Goodwin”) has acted as counsel to the Company in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby. (b) Parent hereby consents and agrees to, and agrees to cause Surviving Corporation and its Subsidiaries to consent and agree to, Goodwin representing the Securityholders’ Representative after the Closing in connection with any disputes arising under this Agreement or the Transactions, including with respect to disputes in which the interests of the Securityholders’ Representative may be directly adverse to Parent and its Subsidiaries (including

89 the Surviving Corporation and its Subsidiaries), and even though Goodwin may have represented the Company in a matter substantially related to any such dispute, or may be handling ongoing matters for the Company. Parent further consents and agrees to, and agrees to cause the Surviving Corporation and its Subsidiaries to consent and agree to, the communication by Goodwin to the Securityholders’ Representative of any Deal Communications. (c) In connection with the foregoing, Parent hereby irrevocably waives and agrees not to assert, and agrees to cause the Surviving Corporation and its Subsidiaries to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) Goodwin’s prior representation of the Company and (ii) Goodwin’s representation of the Securityholders’ Representative prior to and after the Closing. (d) Parent further agrees, on behalf of itself and, after the Closing, on behalf of the Surviving Corporation and its Subsidiaries, that all communications that occurred prior to the Closing in any form or format whatsoever between or among any of Goodwin, the Company, the Securityholders’ Representative, and/or any Securityholder, or any of their respective directors, officers, employees or other representatives that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned collectively by the Securityholders, shall be controlled by the Securityholders’ Representative on behalf of the Securityholders and shall not pass to or be claimed by Parent, the Surviving Corporation or any of its Subsidiaries. All Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Securityholders’ Representative and the Securityholders, shall be controlled by the Securityholders’ Representative on behalf of the Securityholders and shall not pass to or be claimed by Parent, the Surviving Corporation, or any of its Subsidiaries. (e) Notwithstanding the foregoing, (i) in the event that a dispute arises between Parent, the Surviving Corporation or its Subsidiaries, on the one hand, and a third party other than the Securityholders’ Representative, on the other hand, Parent, the Surviving Corporation or its Subsidiaries may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that none of Parent, the Surviving Corporation or its Subsidiaries may waive such privilege without the prior written consent of the Securityholders’ Representative and (ii) in the event that a dispute arises between the Securityholders’ Representative and/or any Securityholder, on the one hand, and a third party other than Parent, the Surviving Corporation or its Subsidiaries, on the other hand, the Securityholders’ Representative and the Securityholders may not waive any privilege in respect of Privileged Deal Communications in a manner that would be adverse to Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries), without Parent’s prior written consent. In the event that, after the Closing, Parent, the Surviving Corporation or its Subsidiaries is legally required by governmental order or otherwise to access or obtain a copy of all or a portion of the Privileged Deal Communications, Parent shall, as promptly as reasonably practicable and to the extent permitted by applicable Legal Requirements, notify the Securityholders’ Representative in writing (including by making specific reference to this Section 14.9(e)) so that the Securityholders’ Representative can seek a protective order at its own expense, and Parent agrees to use all commercially reasonable efforts to assist therewith.

90 (f) To the extent that files or other materials related to the negotiation, documentation and consummation of the Transactions and maintained by Goodwin constitute property of its clients, only the Securityholders’ Representative shall hold such property rights and Goodwin shall have no duty to reveal or disclose any such files or other materials or any Privileged Deal Communications by reason of any attorney-client relationship between Goodwin, on the one hand, and Parent or the Company, on the other hand. Amendments; No Waiver. Subject to applicable Legal Requirements, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the Parties, or, in the case of a waiver, by each Party against whom the waiver is to be effective; provided, that after approval and adoption of this Agreement and the Merger by the Company Stockholders and without their further approval, no amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any share of Company Stock. No course of dealing and no failure or delay on the part of any Party in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such Party’s rights, powers and remedies. The failure of any of the Parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the Parties to this Agreement of any breach under this Agreement shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach under this Agreement. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. [Signature Page Follows]

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties have duly executed this Agreement under seal as of the day and year first written above. BIGBEAR.AI HOLDINGS, INC. By: /s/ Kevin McAleenan Name: Kevin McAleenan Title: Chief Executive Officer ATLAS 2025 MERGER SUB INC. By: /s/ Kevin McAleenan Name: Kevin McAleenan Title: Chief Executive Officer & President

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties have duly executed this Agreement under seal as of the day and year first written above. ASK SAGE, INC. By: /s/ Nicolas Chaillan Name: Nicolas Chaillan Title: Chief Executive Officer SECURITYHOLDERS’ REPRESENTATIVE SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholders’ Representative By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director